SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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First Financial Bancorp.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 26, 2015
Time:	10:00 am local time
Where:	First Financial Center
255 East Fifth Street
Room 950
Cincinnati, OH 45202

To attend via live webcast, go to www.virtualshareholdermeeting.com/ffbc15

To the Shareholders of First Financial Bancorp.:

Our Annual Meeting of Shareholders will be held at 10:00 am local time, May 26, 2015 in Room 950 of the First Financial Center at 255 East Fifth Street, Cincinnati, Ohio. The Annual Meeting of Shareholders is held for the following purposes:

1.	To elect thirteen directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected;

2.	To approve an amendment to the Amended and Restated Regulations of First Financial Bancorp.;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

4.	To approve, on an advisory basis, the compensation of the Company’s executive officers;

5.	To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of the second proposal above concerning the amendment to the Amended and Restated Regulations of the Company; and

6.	To consider and act upon any other matters that may properly come before the meeting.

Only shareholders of record at the close of business on April 2, 2015 are entitled to notice of and to vote at the Annual Meeting or at any adjournment of the Annual Meeting.

Important Notice regarding the Internet availability of Proxy Materials for the Annual Meeting

The proxy statement and 2014 annual report are available at www.bankatfirst.com/investor_relations.

Your vote is very important. We urge all shareholders to vote on the matters listed above and described in the proxy statement as soon as possible, whether or not they attend the Annual Meeting.

For your convenience, you may attend the Annual Meeting in person or through a webcast. You may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/ffbc15 when you enter your 12-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted at www.virtualshareholdermeeting.com/ffbc15. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website. While our management will address questions from shareholders physically present or who have submitted their questions electronically prior to the Annual Meeting, the webcast will not allow you to ask questions of management during the meeting.

You may visit www.theinvestornetwork.com/forum/ffbc at any time prior to the Annual Meeting to ask questions of our executive management that may be addressed in the Annual Meeting and access information about the Company.

The Board of Directors unanimously recommends you vote FOR each of the proposals listed above and described in the proxy statement.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THESE FOUR WAYS:

Vote Online		Vote by Phone
•	Before the Meeting: Go to www.proxyvote.com	By calling 1-800-690-6903
•	During the Meeting: Go to www.virtualshareholdermeeting.com/ffbc15
Vote by Mail		Vote in Person
	By signing, dating, and returning your proxy card in the enclosed envelope	By attending the Annual Meeting

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to help us reduce our costs incurred in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Mailing Date:	April 13, 2015	BY ORDER OF THE BOARD OF DRECTORS

Shannon M. Kuhl
Corporate Secretary

TABLE OF CONTENTS

Proxy and Annual Meeting Summary
Date and Location of Annual Meeting	How to Vote
Record Date	Meeting Agenda and Voting Recommendations

Proxy Statement, Voting and Annual Meeting Information
Proxy Statement Information	Electronic Delivery of Proxy Statement and Annual Report
Voting Information
Annual Meeting Information	Householding Information

Proposal 1 - Election of Directors

Proposal 2 - Approval of an Amendment to the Amended and Restated Regulations
Background	Vote Required for Approval
Proposed Amendment

Proposal 3 - Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015
Accounting Firm Fees	Report of the Audit Committee

Proposal 4 - Non-Binding, Advisory Vote to Approve Executive Officer Compensation

Proposal 5 - Approve an adjournment of the Annual Meeting

Share Ownership
Principal Shareholders	Compliance with Section 16(A) of the Exchange Act
Shareholdings of Directors, Executive Officers and Nominees for Director

Corporate Governance
General	Succession Planning
Our Board’s Role in Risk Oversight	Board Meetings
Director Independence	Board Committees
Board Leadership Structure	2014 Board Compensation
Board Self-Assessment	Review and Approval of Related Person Transactions
Evaluating Nominees and Electing Directors
Director Education	Communicating with the Board of Directors
Share Ownership Guidelines

Executive Compensation (See detailed Executive Compensation Table of Contents)
Compensation Committee Report	2014 Summary Compensation Table
Compensation Discussion and Analysis (CD&A)	Executive Compensation Overview

2016 Annual Meeting Information
Shareholder Proposals for the 2016 Annual Meeting

Exhibit A – Text of Proposed Amendment to Article VIII of the Amended and Restated Regulations

PROXY STATEMENT Mailing Date: April 13, 2015

Annual Meeting of Shareholders		How to Vote

Date:	May 26, 2015	Vote Online:
Before the Meeting: go to www.proxyvote.com
Time:	10:00 am local time
During the Meeting: Go to www.virtualshareholdermeeting.com/ffbc15
Where:	First Financial Center
255 East Fifth Street
	Room 950	Vote by phone by calling 1-800-690-6903
Cincinnati, OH 45202
Vote by mail by signing, dating, and returning your proxy card in the enclosed envelope
www.virtualshareholdermeeting.com/ffbc15

Record Date:	April 2, 2015 -- Shareholders of record as of the close of business on April 2, 2015 are entitled to vote at the Annual Meeting.	Vote in person by attending the Annual Meeting

We are sending this proxy statement and the accompanying proxy card to you as a shareholder of First Financial Bancorp., an Ohio corporation, in connection with the solicitation of proxies for the 2015 Annual Meeting of Shareholders (the “Annual Meeting”). Our Board of Directors is soliciting proxies for use at the Annual Meeting, or at any postponement or adjournment of the Annual Meeting.

Meeting Agenda and Voting Recommendations:

Proposal		Approval Required	Board’s Recommendation	Page Reference

1.	Election of Directors	Affirmative vote of a plurality	For Each

2.	Approve an amendment to the Amended and Restated Regulations of First Financial Bancorp	Majority of issued and outstanding shares	For

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015	Majority of votes present, in person or by proxy, and entitled to vote	For

4.	Approve, on an advisory basis, the compensation of the Company’s executive officers	Majority of votes present, in person or by proxy, and entitled to vote	For

5.	Approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of the second proposal above concerning the amendment to the Amended and Restated Regulations of the Company	Majority of votes present, in person or by proxy, and entitled to vote	For

We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your completed proxy may, if you have so selected, give your proxy the authority to vote on these other matters in their best judgment.

In this proxy statement, the “Company,” “First Financial,” “First Financial Bancorp,” “we,” “our,” or “us” all refer to First Financial Bancorp. and its subsidiaries. We also refer to the Board of Directors of First Financial as the “Board.” References in this proxy statement to “common shares” or “shares” refer to the Company’s common shares.

Unless otherwise noted, the information in this proxy statement covers our 2014 fiscal year that began January 1, 2014 and ended December 31, 2014.

Proxy Statement, Voting and Annual Meeting Information

Proxy Statement Information

Why am I receiving this Proxy Statement?

We are making available this Notice of Annual Meeting of Shareholders, proxy statement, and annual report for the year ended December 31, 2014 (the “proxy materials”), either online or by mail, in connection with the 2015 Annual Meeting of Shareholders of First Financial because you are a shareholder of record of the Company as of the close of business on April 2, 2015 (the “record date”). This proxy statement describes the matters on which you are asked to vote and provides information about those matters and about the Company so that you can make an informed decision.

This proxy statement and related materials are being mailed to, or can be accessed online by, shareholders on or about April 13, 2015.

What is Notice and Access and why did First Financial elect to use it?

We are making the proxy materials and annual report available to our shareholders electronically via the Internet under the Notice and Access regulations of the U.S. Securities and Exchange Commission (“SEC”). Many of our shareholders have received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) in lieu of receiving a full set of printed materials in the mail. We are using the Notice and Access method to expedite distribution and reduce the costs associated with printing and mailing these materials.

The Notice of Internet Availability includes information on how to access and review the proxy materials and how to vote online, by phone, or by attending the Annual Meeting. The proxy materials and annual report, as well as other reports filed with or furnished to the SEC, can be accessed free of charge at www.bankatfirst.com/investor_relations. You may also access this information by searching “Company Filings” at www.sec.gov.

I received a Notice of Internet Availability of Proxy Materials only. How can I receive printed copies of the proxy statement and annual report?

Shareholders may receive a printed copy of the annual report and proxy materials, free of charge, by following the instructions on the Notice of Internet Availability for receiving such materials:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-690-6903
3) BY E-MAIL: sendmaterial@proxyvote.com

Who is paying for the cost of this proxy solicitation?

First Financial is paying for the costs associated with preparing, printing and mailing these proxy materials, as well as the cost of soliciting proxies on behalf of the Board. We have retained Advantage Proxy to aid in the solicitation of proxies for the Annual Meeting. Advantage Proxy will receive a base fee of $4,000 plus reimbursement of out-of-pocket fees and expenses for its services. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding the proxy materials to beneficial owners of our shares and soliciting their proxies.

Our directors, officers and employees also may solicit proxies from our shareholders by further mailings, personal contact, phone, or e-mail, but these individuals will not receive additional compensation for this solicitation activity.

Voting Information

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on April 2, 2015 will be entitled to notice of and to vote at the Annual Meeting. Each common share owned at the close of business on April 2, 2015 entitles its owner to one vote on each proposal being considered at the Annual Meeting.

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The Company’s common shares are the Company’s only voting securities entitled to vote at the Annual Meeting. At the close of business on April 2, 2015, there were xx,xxx,xxx common shares outstanding and entitled to vote.

How do I vote my shares?

Even if you plan to attend the Annual Meeting, in person or virtually as described below, we strongly encourage you to vote prior to the meeting. Shareholders of record may vote using any of the following methods:

Online Voting: You may vote before or during the meeting through the Internet as instructed on your Notice of Internet Availability or proxy card. Before the Annual Meeting, you may go to www.proxyvote.com to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2015. During the meeting, you may go to www.virtualshareholdermeeting.com/ffbc15 to attend the meeting via webcast and vote online. You should have your proxy card or Notice of Internet Availability in hand when you access either of these websites and follow the instructions to obtain your records and to vote.

Vote by Phone: Telephone voting is available toll-free at 1-800-690-6903 up until 11:59 pm Eastern Time on May 25, 2015. You should have your proxy card or Notice of Internet Availability or proxy card in hand when making this call.

Vote by Mail: Complete, sign and date your proxy card and return it in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Vote in Person by Attending the Annual Meeting: Please see the question and answer “How can I attend the Annual Meeting?” provided below for additional information.

If you hold your shares in “street name” at a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee on how to vote your shares.

What is the difference between holding shares directly as a shareholder of record and holding shares in “street name” at a bank, broker or other nominee?

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare Shareholder Services, you are considered the shareholder of record and the proxy materials or a Notice of Internet Availability were sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly by using the enclosed proxy card, through the online voting methods described in this proxy statement, or by phone, or to vote in person at the Annual Meeting.

Holding shares in “street name” at a bank, broker or other nominee: If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” The proxy materials, Notice of Internet Availability, or voting instruction card was forwarded to you by your bank, broker or other nominee who is considered the shareholder of record of your shares. Your bank, broker or other nominee will send you, as the beneficial owner, separate information describing how you can vote your shares.

What happens if I sign, date and return my proxy card, or complete the online or telephonic proxy methods, but do not specify how I want my shares voted on one or more of the proposals?

Your shares will be voted in the manner you specify on each proposal. If you are a shareholder of record and complete and return a proxy, but do not provide voting instructions on one or more proposals, your vote will be counted as a vote “for” all of the Company’s nominees for directors and for Proposals 2, 3, 4, and 5.

If you hold your shares in “street name” and have not returned voting instructions on one or more proposals, your bank, broker or nominee may vote your shares only on those proposals for which it has discretion to vote. We believe that under applicable rules, your bank, broker or nominee has discretion to vote your shares on routine matters such as the ratification of our independent registered accounting firm, Proposal 3, and the adjournment of the Annual Meeting, Proposal 5. However, your bank, broker or nominee does not have discretion to vote your shares on non-routine matters such as the election of directors or Proposals 2 and 4. If you do not provide voting instructions on a non-routine proposal, your shares will be considered “broker non-votes.” The effect of a “broker non-vote” on each proposal is detailed in the questions and answers concerning “Annual Meeting Information” below.

What if I indicate “Withheld” with respect to the election of one or more directors or “Abstain” with respect to any of the other proposals being considered?

The effect of these voting specifications on each proposal is detailed in the questions and answers concerning “Annual Meeting Information” below.

If you “abstain” on a proposal, your shares will be counted for purposes of whether a quorum exists but will otherwise have the same effect as a vote against each proposal for which you abstain.

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Can I change my proxy vote?

You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by:

• Sending a written notice of revocation to First Financial Bancorp, Attn: Shannon M. Kuhl, Corporate Secretary, 255 East Fifth Street, Suite 2900, Cincinnati, Ohio 45202;
• Delivering a later dated proxy (including by using the online or telephone voting methods); or
• Attending the Annual Meeting and giving notice of revocation in person.

If you hold your shares in “street name” and instructed your bank, broker or other nominee to vote your common shares and you would like to revoke or change your vote, you must follow the instructions provided by your bank, broker or other nominee.

What if my shares are held through the First Financial Bancorp 401(k) Savings Plan (applicable to traditional or Roth contribution plans)?

You will receive an electronic Notice of Internet Availability unless you opted to receive paper copies of the proxy materials. The Notice of Internet Availability will contain voting instructions for all shares registered in the exact same name, whether inside or outside of the First Financial Bancorp 401(k) Savings Plan (the “Savings Plan”). If you hold shares outside of the Savings Plan and they are not registered in the same name as those within the Savings Plan, you will receive a separate Notice of Internet Availability or proxy card for the shares held outside of the Savings Plan.

Voting instructions with respect to shares held in the Savings Plan must be received by 11:59 pm Eastern Time on May 24, 2015. All voting instructions you give with respect to these shares will be kept confidential. If you do not timely submit voting instructions for these shares, the shares allocated to you, together with all unallocated shares held in the Savings Plan, will be voted in accordance with the pro-rata vote of participants in the Savings Plan who did provide instructions.

Who should I contact if I have questions about this proxy solicitation and where can I get assistance in voting my shares?

You may contact us at shareholderrelations@bankatfirst.com or call our Investor Relations department toll free at 1-877-322-9530 if you have any questions or need assistance in voting.

Annual Meeting Information

How many votes must be present in person or by proxy to hold the Annual Meeting?

A quorum must exist before business can be conducted at the Annual Meeting. Under our Amended and Restated Regulations (the “Amended Regulations”), a quorum will exist if a majority of the common shares outstanding as of the record date are present in person or by proxy. At the close of business on April 2, 2015, there were xx,xxx,xxx common shares outstanding. A majority, or xx,xxx,xxx common shares, present in person or by proxy, will constitute a quorum.

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What proposals are being considered and how many votes are needed for each proposal to be approved by the shareholders?

Proposal		Approval Required	Effect of an Abstention (or Withheld Vote with respect to Proposal 1)	Effect of a Broker Non-Vote

1.	Election of Directors	Affirmative vote of a plurality	No effect on election voting but see “Policy on Majority Voting” in the Corporate Governance section of this proxy statement	No effect

2.	Approve an amendment to the Amended and Restated Regulations of First Financial Bancorp	Majority of issued and outstanding shares	Will be treated as a vote AGAINST the proposal	Will be treated as a vote AGAINST the proposal

3.	Ratify the appointment of Ernst & Young as our independent registered accounting firm for 2015	Majority of votes present, in person or by proxy, and entitled to vote	Will be treated as a vote AGAINST the proposal	Not Applicable

4.	Approve, on an advisory basis, the compensation of the Company’s executive officers	Majority of votes present, in person or by proxy, and entitled to vote	Will be treated as a vote AGAINST the proposal	No effect

5.	Approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of the second proposal above concerning the amendment to the Amended and Restated Regulations of the Company	Majority of votes present, in person or by proxy, and entitled to vote	Will be treated as a vote AGAINST the proposal	Not Applicable

How can I attend the Annual Meeting?

You can attend our 2015 Annual Meeting in person, via the Internet, or by proxy.

Our 2015 Annual Meeting will take place at our principal executive offices at 255 East Fifth Street, Room 950, Cincinnati, Ohio. You will need to present photo identification, such as a driver’s license, and proof of share ownership as of the record date, such as an account statement or copy of the proxy card or Notice of Internet Availability with your printed name and address, for admission to the Annual Meeting. If you hold your shares in “street name” and you wish to be able to vote at the Annual Meeting, you must obtain and follow instructions provided by the bank, broker or other nominee who is the record holder of the shares. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

You may also attend the Annual Meeting via a webcast at www.virtualshareholdermeeting.com/ffbc15. You may vote while attending the webcast meeting by following the instructions at www.virtualshareholdermeeting.com/ffbc15. You will not be able to submit questions to executive management or the Board via this webcast during the Annual Meeting. To attend the Annual Meeting via www.virtualshareholdermeeting.com/ffbc15, you will need the control number included on the Notice of Internet Availability or proxy card that was mailed to you. Instructions on how to attend and participate in the Annual Meeting via the Internet are posted at www.virtualshareholdermeeting.com/ffbc15.

How do I find out the voting results from the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and will disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Electronic Delivery of Proxy Statement and Annual Report

Can I elect to only receive First Financial’s proxy materials and annual reports electronically?

Shareholders can elect to view future proxy materials and annual reports electronically instead of receiving print copies of these items in the mail. You can make this election by following the instructions provided on your proxy card or Notice of Internet Availability or by going to www.proxyvote.com and following the instructions provided there.

If you choose to receive future proxy statements and annual reports electronically and you continue to hold shares as of the record date of the next annual meeting, you will receive an email message next year that includes access information for these materials as well as instructions for online voting.

Householding Information

What is “householding?”

If two or more shareholders reside at the same address and appear to be members of the same family, we may send a single copy of the proxy materials, or Notice of Internet Availability, to that address unless one of the shareholders at that address notifies us that they wish to receive individual copies of the material. This procedure reduces our printing and mailing costs. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions for each shareholder account.

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How do I stop participating in the householding program?

To stop participating in the householding program, contact Broadridge Financial Solutions, Inc. by calling toll free at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of Broadridge’s receipt of your instruction.

Proposal 1 -- Election of Directors

Our Board currently consists of thirteen members, twelve of whom are non-employee directors. Our Amended and Restated Regulations provide that the Board shall consist of not less than nine nor more than 25 persons, with the exact number to be fixed and determined from time to time by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. Any vacancy may be filled by the Board in accordance with law and our Amended and Restated Regulations for the remainder of the term of the vacant directorship. The Board has established the number of directors at thirteen.

Our Board has approved the nomination of the following thirteen persons as candidates for election as director, each for a one-year term: J. Wickliffe Ach, David S. Barker, Cynthia O. Booth, Mark A. Collar, Claude E. Davis, Corinne R. Finnerty, Peter E. Geier, Murph Knapke, Susan L. Knust, William J. Kramer, Jeffrey D. Meyer, Richard E. Olszewski, and Maribeth S. Rahe. Each of the nominees is an incumbent director. The Corporate Governance and Nominating Committee (“CGNC”) recommended all thirteen nominees to the Board, which in turn unanimously approved the nomination of all thirteen persons.

In the event that any one or more of the nominees becomes unavailable or unable to serve as a director prior to the Annual Meeting, the accompanying proxy will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. We have no reason to believe that any nominee will be unable or decline to serve as a director.

The thirteen nominees for director receiving the most votes at the Annual Meeting will be elected as directors. You can find additional information about our Policy on Majority Voting in the Corporate Governance section of this proxy statement. The general considerations and criteria for assessing director candidates are established in the Charter of the CGNC (available at www.bankatfirst.com/investor_relations). These considerations and criteria are also summarized in the Corporate Governance section of this proxy statement.

Below is certain information concerning the nominees for directors such as their present and past professional positions, current directorships with other companies or organizations, and key qualifications and attributes qualifying them to serve on our Board. The age indicated for each nominee below is their age as of April 2, 2015. For information regarding ownership of shares of the Company by nominees and directors of the Company, see the Shareholdings of Directors, Executive Officers and Nominees for Director section of this proxy statement. Except as noted, there are no arrangements or understandings between any director or any nominee, and any other person pursuant to which such director or nominee is or was nominated to serve as director.

J. Wickliffe Ach Director Since: 2007 Age: 66 Committees: Corporate Governance & Nominating (Chair), Compensation, M&A Executive	Mr. Ach currently serves as the President and Chief Executive Officer of Hixson Inc., an architectural engineering firm located in Cincinnati, Ohio. He has held these positions with Hixon Inc. since 1993.

Mr. Ach is the Vice Chair of the Board of Directors of First Financial Bancorp. He presently serves on the board of directors of Hixon Inc. and Setzer Corp. (a private corporation located in Dayton, Ohio that is a construction contractor). Mr. Ach also serves on the board of directors of the CISE Foundation, a Cincinnati not for profit organization. He is or has been involved in a number of business and civic organizations including the Cultural Facilities Task Force of Hamilton County, Ohio relating primarily to the Cincinnati Museum Center and Music Hall facilities, Vice Chair of the World Choir Games, past Chair of the Easter Seals/Work Resource Center, founder of Crayons to Computers, past Chair of the Hamilton County Development Company, past Chair of the Food Industry Association (Washington D.C.), and past President of the Young Presidents Organization.

As a seasoned business owner and entrepreneur, Mr. Ach brings valuable insight to the Board in strategic and cultural matters. Mr. Ach’s involvement in the Cincinnati business community provides added understanding of our growing Cincinnati market area. Furthermore, his specific background in architectural engineering provides added value in our strategies related to physical banking center locations and design.

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David S. Barker Director Since: 2010 Age: 63 Committees: Audit, Compensation	Mr. Barker is the President and Chief Executive Officer of SIHO Insurance Services, Columbus, Indiana, a community health care benefits company serving over 110,000 members throughout southern Indiana. He has held these positions since 1999 and has more than 30 years of experience in the insurance and financial risk business working for several Fortune 500 companies in executive positions.

Mr. Barker is involved in several community not for profit groups and serves on the Board of Advisors of Indiana University Purdue University; the Board of Directors of the Heritage Fund of Bartholomew County, Indiana, a community foundation; the Board of Directors of the Education Coalition, a business and education coalition dedicated to improving access to higher education for Indiana’s youth; and as a member of the Bloomington Economic Development Commission.

Mr. Barker is an important member of the business community in Columbus, Indiana and we look to his leadership and guidance as we continue to build our presence in key southern Indiana markets. Furthermore, his experience as the President of a company provides the board with insight on executive matters.

Cynthia O. Booth Director Since: 2010 Age: 57 Committees: Corporate Governance & Nominating, Risk	Ms. Booth is the President and Chief Executive Officer of COBCO Enterprises, LLC, the owner and operator of six McDonald’s restaurants in the Cincinnati area. Prior to forming COBCO in 2000, she held various executive positions at Firstar Bank (now U.S. Bank) in Cincinnati including President, Firstar Bank Foundation, Senior Vice President—Director of Community Development, Vice President of Private Wealth Group, Vice President of Residential Real Estate, Vice President of Human Resources, and Vice President of Firstar Bank (now U.S. Bank) in Cincinnati and before that was President of Diversified Solutions, Inc., a bank consulting firm.

Ms. Booth is active in several civic and community organizations, including serving as a director and the treasurer of the Greater Cincinnati Regional Chamber of Commerce and as a director of the YWCA of Greater Cincinnati. She has previously served on the boards, or as an officer, of the following organizations: Black McDonald’s Owners Association for the State of Ohio, American Red Cross, United Way and the Cincinnati branch of the Federal Reserve Bank of Cleveland.

Ms. Booth brings deep banking experience to the Board, including extensive knowledge in residential real estate lending, regulatory relations, the Community Reinvestment Act and other regulatory compliance, private banking and human resources matters. Furthermore, her experience in the restaurant franchise area provides valuable insight into the specialty area of lending conducted through our subsidiary First Franchise Capital Corporation.

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Mark A. Collar Director Since: 2009 Age: 62 Committees: Capital Markets, Risk	Mr. Collar is the owner and operator of Collar Ltd., a Cincinnati, Ohio, investment and business consulting firm. He has conducted this business since 2008. Mr. Collar previously held numerous positions within The Procter & Gamble Company during his 32 year tenure with the company including: President, Global Pharmaceuticals & Personal Health from 2005-2007; President, Global Pharmaceuticals, from 2002-2005; and Vice President, Global Pharmaceuticals, from 1997–2002.

Mr. Collar has served as a director of Atricure, Inc. (NASDAQ: ATRC), a medical device company specializing in atrial fibrillation devices, since 2008. He has also served on the board of Enable Injections, LLC, a Cincinnati based, privately held medical device company, since 2010. Mr. Collar is also involved in a variety of civic and community organizations including serving as the board chair of the Fellowship of Catholic University Students (also known as FOCUS, whose mission is to launch college students into lifelong Catholic leadership mission) and serving as the chairman of the Ohio Third Frontier Advisory Board (provides direction for State of Ohio’s investment in high tech industry).

Mr. Collar brings a wealth of knowledge from his tenure years at Procter & Gamble, including marketing, competitive market analysis, operations, mergers and acquisitions, financial management, sales, corporate strategy, risk management, regulatory, and quality control. Mr. Collar’s leadership roles in a number of organizations, including his membership on another publicly traded company board, provide us with insights into a number of opportunistic fields as well as dealing with government officials and agencies.

Claude E. Davis Director Since: 2004 Age: 54 Committees: M&A Executive	Mr. Davis is the Chief Executive Officer of both First Financial Bancorp and First Financial Bank, positions he has held since October 1, 2004. He also serves as the Chairman of the Board of First Financial Bank. Prior to joining First Financial, Mr. Davis spent 17 years with Irwin Financial Corporation in various executive positions.

Mr. Davis was elected to the board of directors of the Federal Reserve Bank of Cleveland in 2013 and has served on its Executive Committee and Audit Review Committee since January 2014. He also serves as a member of the Cincinnati Business Committee and 3CDC (Cincinnati Center City Development Corporation).

Mr. Davis’ years of experience in the banking industry as well as his extensive financial background provide leadership to the Board. As CEO, he is intimately familiar with all aspects of our business activities. His involvement in other boards and organizations gives him insight on important societal and economic issues relevant to our Company’s business and markets. His involvement with the Federal Reserve Bank of Cleveland provides invaluable perspective on the financial services industry.

Corinne R. Finnerty Director Since: 1998 Age: 58 Committees: Corporate Governance & Nominating, Risk	Ms. Finnerty is a partner in the law firm of McConnell Finnerty PC located in North Vernon, Indiana. She has over 30 years of experience representing financial institutions in a wide variety of legal matters. Ms. Finnerty was previously a director of a former affiliate bank of First Financial from 1987 to 2005 and joined the board of the Company in 1998.

Ms. Finnerty served as a member of the Indiana Supreme Court Disciplinary Commission from 2003 to 2013.

Ms. Finnerty’s deep roots in the North Vernon, Indiana area provide representation on the Board for our southeast Indiana market. Her participation for ten years on the Indiana Supreme Court Disciplinary Commission allows her to provide insight on governance and ethical issues. Furthermore, her years as a practicing attorney, including the representation of financial institutions for over thirty years, give her enhanced perspective on legal and regulatory issues.

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Peter E. Geier Director Since: 2014 Age: 57 Committees: Audit, Compensation	Mr. Geier is the Chief Executive Officer of the Ohio State University Health System and the Chief Operating Officer of the Ohio State University Wexner Medical Center, positions he has held since March 2001. He is responsible for the financial performance and operations of the University’s academic medical center which includes six hospitals, multiple out-patient sites, the College of Medicine and an integrated faculty practice group.

Mr. Geier was previously a director and Chairman of the Board of Insight Bank since 2006, serving on the executive, asset liability and loan committees of the bank. Pursuant to the Agreement and Plan of Merger among the Company, First Financial Bank, and Insight Bank, the Company agreed to appoint one qualified, independent director associated with Insight Bank to the Company’s Board as well as to the Board of Directors First Financial Bank, National Association. Mr. Geier was appointed to our Board in September 2014 pursuant to this agreement following the consummation of the merger in August 2014. Mr. Geier also served on the board of directors of Huntington Bancshares from 1999 to 2001.

Mr. Geier presently serves on the board of Santa Rosa Consulting, a for-profit consulting firm, as well as serving previously on the boards of the following not-for-profit hospitals: University Hospital, Ross Heart Hospital, Harding Hospital, James Cancer Hospital, and University Hospital East.

Mr. Geier’s extensive executive experience and financial expertise, including specific experience in the financial services industry, provides valuable, sophisticated insight to the Company. He also qualifies as an audit committee financial expert. Mr. Geier’s relationships and ties in Columbus, Ohio are an important asset as the Company strengthens its presence in the Columbus market.

Murphe Knapke Director Since: 1983, Chairman of the Board since 2009 Age: 68 Committees: Capital Markets (Chair), M&A Executive	Mr. Knapke is a partner of Knapke Law Office located in Celina, Ohio. He has served as the Company’s Chairman of the Board since 2009 and has guided the Company through its many significant events since that time.

Mr. Knapke has tenure with our Company and/or a bank affiliate since 1983 and provides valuable historical perspective on both the Company and the banking industry. His deep roots in the Celina, Ohio area provide representation on the Board for our Northwest Ohio market. His years as a practicing attorney give him enhanced perspective on legal and regulatory issues, Board fiduciary duties, and a balanced perspective with regard to merger and acquisition opportunities.

Susan L. Knust	Ms. Knust is the owner and managing partner or president of several businesses:
Director Since: 2005	•	Omega Warehouse Services (since 2002) which is located in Monroe, Ohio and provides public warehousing and manufacturing services;
Age: 61	•	K.P. Properties of Ohio (since 1986) which is located in Monroe, Ohio and owns, leases and manages industrial and commercial real estate in Ohio;
Committees:	•	K.P. Properties of Colorado (since 2010) which is located in Monroe, Ohio and owns, leases and manages commercial real estate in Colorado; and
Compensation (Chair), Corporate Governance & Nominating	•	K.P. Properties of Florida (since 2014) which is located in Monroe, Ohio and owns, leases and manages commercial real estate in Florida.

As a seasoned business owner and entrepreneur for 32 years in the areas of manufacturing, warehousing and industrial real estate, Ms. Knust brings valuable insight to the Board in strategic and other matters. Ms. Knust’s business interests are similar in size to our key client base and she also has an understanding of our growing Cincinnati market area. Also, as a female business owner, her perspective and experiences have proven valuable to us.

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William J. Kramer Director Since: 2005 Age: 54 Committees: Audit (Chair), Capital Markets, Compensation	Mr. Kramer is the Vice President of Operations of Valco Companies, Inc. which has principal offices in New Holland, Pennsylvania and whose principal activity is the design, manufacture, and sale of equipment used in the animal production industry. He has held his current position with Valco Companies, Inc. since 2008, having previously held other executive positions at Valco Companies, Inc. Mr. Kramer was previously a director of a former affiliate bank of First Financial from 1987 to 2005 and joined the board of First Financial in 2005.

Mr. Kramer has been a CPA since 1984 with both public accounting and private company experience with substantial experience in financial reporting and accounting controls. He qualifies as an audit committee financial expert. Furthermore, his tenure with our Company and/or a bank affiliate since 1987 provides valuable historical perspective on both the Company and the banking industry.

Jeffrey D. Meyer Director Since: 2014 Age: 49 Committees: Risk, Capital Markets	Mr. Meyer is an owner and the President of Clean Title Agency, Inc. in Columbus, Ohio. He has held these positions since 1998. He is also a part owner and operator of four other title agencies in central Ohio: AmeriTitle Downtown, Columbia Title Agency, Leadership Title Agency, and Win Title Agency. Each of his title agencies issue title insurance and handle real estate closings.

Mr. Meyer was a founder of The First Bexley Bank and previously a director of The First Bexley Bank since 2006, serving on the loan, information technology and audit committees of the bank. Pursuant to the Agreement and Plan of Merger among the Company, First Financial Bank, and The First Bexley Bank, the Company agreed to appoint one qualified, independent director associated with The First Bexley Bank to the Company’s Board as well as to the Board of Directors of First Financial Bank. Mr. Meyer was appointed to our Board in September 2014 pursuant to this agreement following the consummation of the merger in August 2014.

Mr. Meyer presently serves on the Board of Trustees and is President-Elect of The Columbus Jewish Foundation. He is a Past President and previously served on the Board of Trustees of The Jewish Community Center of Greater Columbus.

Mr. Meyer’s extensive experience in residential and commercial real estate matters provides valuable insight to the Company with respect to our mortgage and commercial lending business. Mr. Meyer’s relationships and ties in Columbus, Ohio are an important asset as the Company strengthens its presence in the Columbus market.

Richard E. Olszewski Director Since: 2005 Age: 65 Committees: Risk (Chair), Corporate Governance & Nominating	Mr. Olszewski is the owner and operator of two 7-Eleven Food Store franchises in Griffith, Indiana. He was previously a director of a former affiliate bank of First Financial from 1995 to 2005 and joined the board of the Company in 2005.

Mr. Olszewski’s 30 years of retail experience and several years of service to our Company provides us with a deeper understanding of our important northwest Indiana market. Furthermore his business and retail experience as a small business owner provides our Company with a better understanding of a key client constituency.

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Maribeth S. Rahe Director Since: 2010 Age: 66 Committees: Audit, Capital Markets	Ms. Rahe is the President and Chief Executive Officer of Fort Washington Investment Advisors, Inc., positions she has held since 2003. Fort Washington Investment Advisors, Inc. is an investment management firm and wholly owned subsidiary of Western & Southern Financial Group located in Cincinnati, Ohio. Ms. Rahe has more than 40 years of experience in the banking and financial services industries with more than 25 years of experience in management or executive management positions.

Since 2005, Ms. Rahe has served as a director of Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) which is an integrated communication services company located in Mattoon, Illinois that provides exchange carrier and broadband services. She serves as the chair of the audit committee and also on the compensation committee of this company. Ms. Rahe is involved in and serves as a director (or in an equivalent position) of a number of local non-profit business and civic organizations including:

•	Cincinnati USA Regional Chamber of Commerce
•	Cintrifuse
•	CincyTech
•	Sisters of Notre Dame de Namur
•	Xavier University – Williams College of Business
•	Cincinnati Women’s Executive Forum
•	Women’s Capital Club
•	Cincinnati Country Club

Ms. Rahe is well known in Cincinnati and is a recognized leader in the financial services community, both locally and nationally. She brings a seasoned perspective, insight, and financial acumen into issues and strategies relating to our business, including regulatory relationships and enterprise risk management.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Proposal 2 – Approval of an Amendment to the Amended and Restated Regulations of First Financial Bancorp

We are asking shareholders to approve an amendment to our Amended Regulations that would allow our Board of Directors to adopt amendments to our Amended Regulations as and to the extent permitted by Ohio law. Our Amended Regulations currently require our shareholders to adopt all amendments.

The text of the revised Article VIII of our Amended Regulations, with the additional text proposed by the amendment indicated by underlining, is attached to this Proxy Statement as Exhibit A. The following discussion is qualified in its entirety by reference to Exhibit A.

Background

The directors of corporations in many jurisdictions, including Delaware, have historically had the authority to amend the corporation’s bylaws or regulations without shareholder approval. In 2006, the Ohio General Corporation Law was amended to give directors of an Ohio corporation that authority to make certain amendments to its regulations without shareholder approval, if such authority is provided in the corporation’s articles of incorporation or code of regulations, and so long as the shareholders also retain the power to adopt, amend, or repeal the corporation’s code of regulations.

Even if the directors are permitted to adopt amendments to the code of regulations, Ohio law provides that only the shareholders have the right to approve amendments affecting certain fundamental matters, including the following:

•	Divesting shareholders of the power to adopt or amend regulations.

•	Establishing or changing the percentage of shares that must be held to call a shareholders’ meeting.

•	Establishing or changing the time period required for notice of a shareholders’ meeting.

•	Establishing or changing the requirements for a quorum at a shareholders’ meeting.

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•	Prohibiting shareholder or director actions from being authorized or taken without a meeting.

•	Defining the terms of office for directors or providing for classification of directors.

•	Requiring greater than a majority vote of shareholders to remove directors without cause.

•	Establishing or changing the requirements for a quorum at directors’ meetings or specifying the required vote for an action of the directors.

•	Providing that the Ohio “control share acquisition statute” does not apply to “control share acquisitions.”

Proposed Amendment

If shareholders approve this proposal, Article VIII of our Amended Regulations will be amended to grant to our Board of Directors the authority to amend our Amended Regulations, as and to the extent permitted by Ohio law, so long as any such amendment is approved by the affirmative vote of two-thirds of the whole authorized number of directors of the Company. Although we cannot predict in advance how the Board will exercise this power, if approved by shareholders, the Board anticipates that it may be used from time to time to modernize our Amended Regulations, to reflect changes to conform with applicable laws, and to make ministerial and other changes as the Board deems appropriate. We will promptly notify our shareholders of any amendments that the Board makes to our Amended Regulations by filing a report with the SEC or by sending a notice to shareholders of record as of the date of the adoption of the amendment.

The amendment proposed in this Proposal 2 will become effective immediately upon shareholder approval. Even if shareholders approve this proposal, shareholders will retain the power to adopt, amend, and repeal our Amended Regulations without action by the Board. As a result, shareholders will have the ability to change, modify, or repeal any amendments made by our Board of Directors should they determine that course to be appropriate. Under no circumstances will the Board be permitted to delegate its authority to adopt, amend, or repeal our Amended Regulations.

Vote Required for Approval

Under our current Amended Regulations, this proposal will require the affirmative vote of a majority of our outstanding common shares to pass. Abstentions and broker non-votes or any other shares that have not been voted will have the same effect as votes against the proposal.

The Board of Directors recommends that you vote FOR this proposal.

Proposal 3 -- Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015

Our Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the Company’s 2015 fiscal year. Our Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm. We are asking our shareholders to ratify this appointment.

While the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal, if shareholders do not ratify the appointment, the Audit Committee will consider whether or not to retain Ernst & Young in the future. Even if the appointment is ratified, our Audit Committee, at its discretion, may change the appointment at any time if it determines that doing so would be in the best interests of the Company and its shareholders.

Ernst & Young served as our independent registered public accounting firm for the year ended December 31, 2014. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. The Audit Committee is also responsible for the negotiation of audit fees payable to Ernst & Young.

No formal statement by representatives of Ernst & Young is anticipated at the Annual Meeting. However, representatives of Ernst & Young are expected to attend the Annual Meeting to respond to appropriate questions and make a statement if they desire.

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Accounting Firm Fees

The following table sets forth the aggregate fees billed for audit services, as well as fees billed with respect to audit-related, tax and all other services, provided by Ernst & Young to the Company and its related entities for the last two fiscal years. Any engagement of the Company’s independent registered public accounting firm for permissible audit, audit-related, tax and other services are preapproved by the Audit Committee. The Audit Committee may provide a general preapproval for a particular type of service or require specific preapproval.

Fees by Category	2014	2013
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
TOTAL

Description of Services:

Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, review of consolidated financial statements included in Form 10-Qs, review of certain periodic reports and other documents filed with the SEC, and services that are normally provided in connection with statutory or regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audits, due diligence services in connection with mergers and acquisitions, and attestation or audit services that are not required by statute or regulation.

Tax Fees consist of fees for professional services for tax compliance, tax planning, and tax advice such as advice related to mergers and acquisitions and employee benefit plans.

All Other Fees include fees related to information technology attack and penetration assessments and assessments relating to the design and operating effectiveness of internal controls.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Report of the Audit Committee

In accordance with its written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Company’s independent registered public accounting firm, Ernst & Young, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and on the Company’s internal control over financial reporting. In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2014 and Ernst & Young’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with Ernst & Young the matters that are required to be discussed by Auditing Standards No. 16 (Communications with Audit Committees) as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

Ernst & Young has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm’s independence. The Audit Committee has concluded that Ernst & Young’s provision of audit and non-audit services to First Financial and its affiliates is compatible with Ernst & Young’s independence.

The Audit Committee discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

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In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Audit Committee

William J. Kramer, Chair
David S. Barker
Peter E. Geier
Maribeth S. Rahe

Proposal 4 – Non-Binding, Advisory Vote to Approve Executive Officer Compensation

We are asking our shareholders to approve, on a (non-binding) advisory basis, the compensation of the Company’s named executive officers (“named executive officers” or “NEOs”) identified in the Summary Compensation Table included in the Executive Compensation portion of this proxy statement. While this vote is advisory, and not binding on our Company, it will provide information to us regarding shareholder sentiment about our compensation principles and objectives and may be considered in future executive compensation related decisions. As determined by our shareholders at the 2011 Annual Meeting of Shareholders, we request this advisory approval each year.

We strongly encourage you to review the Executive Compensation - Compensation Discussion and Analysis section of this proxy statement as well as the Summary Compensation Table and other related compensation tables for detailed information about the compensation of our NEOs when making your voting decision on this proposal.

We believe our compensation program has contributed to our Company’s recent and long-term successes. Our compensation philosophy is based on the following guiding principles and that our executive compensation programs:

•	Drive alignment between Company strategy, executive pay, and shareholder value creation;
•	Drive alignment between an executive’s performance and the interests of shareholders by tying compensation to our Company’s performance, also known as “Pay for Performance;”
•	Attract, motivate, and retain key talent to deliver consistent long-term performance; and
•	Incorporate proper governance practices to prevent or mitigate inappropriate risk-taking.

We believe information provided in the Executive Compensation portion of this proxy statement demonstrates that our executive compensation program was designed appropriately to ensure our management’s interests are aligned with our shareholders’ interest to support long-term value creation and to differentiate pay based on our performance within our peer group.

Your vote is requested on the following resolution:

RESOLVED, that the shareholders of First Financial Bancorp approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2015 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

Proposal 5 -- Approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of the second proposal above concerning the amendment to the Amended Regulations of the Company

At the Annual Meeting, we may determine it is necessary to adjourn the meeting. If the number of shares represented and voting in favor of the proposal to amend our Amended and Restated Regulations is insufficient to adopt that proposal, our Board may determine that an adjournment of the meeting is necessary to enable the Company to solicit additional votes with respect to that proposal. If the Board determines it is necessary to adjourn the Annual Meeting, we may ask our shareholders to vote only on Proposals 1, 3, 4 and 5 before adjourning the meeting.

In this proposal we are asking you to authorize the adjournment of the Annual Meeting to another time and place. If the shareholders approve the proposal to adjourn the Annual Meeting, we could adjourn the meeting, as well as any adjourned session of the meeting, and use the additional time to solicit additional votes. We may solicit votes from shareholders that have previously voted. The approval of the proposal to adjourn the Annual Meeting could mean that, even if we received proxies representing a sufficient number of votes against the proposal to defeat the proposal, we could adjourn the Annual Meeting without a vote on that proposal and seek to convince the holders of those shares to change their votes to votes in favor of the proposal to amend our Amended and Restated Regulations.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO PERMIT ADJOURNMENT OF THE ANNUAL MEETING.

Share Ownership

Principal Shareholders

The table below identifies all persons known to us to own beneficially more than 5% of our outstanding common shares as of the voting record date.

	Amount and Nature of Beneficial Ownership of Common Shares	Percentage of Class

BlackRock, Inc. 55 East 52nd Street New York, NY 10022

Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355

Westwood Management Corp. 200 Crescent Court Suite 1200 Dallas, TX 75201

(1) Information based upon a Schedule 13G/A filed on January 22, 2015. BlackRock has sole voting power for xxx and dispositive power for xxx shares.

(2) Information based on a Schedule 13G/A filed on February 10, 2015. Vanguard has sole power to vote for 78,481 shares; sole dispositive power for xxx shares; and shared dispositive power for xxx shares.

(3) Information based upon a Schedule 13G filed on March 6, 2015. Westwood has sole voting power for xxx and dispositive power for xxx shares.

Shareholdings of Directors, Executive Officers and Nominees for Director

The following table shows the number of shares of First Financial beneficially owned, as of April 2, 2015, by each director and nominee for director of the Company, each of the named executive officers listed in the Summary Compensation Table provided in the Executive Compensation portion of this proxy statement, and all executive officers and directors of the Company as a group. None of the individuals in the following table owned one percent or greater of the Company’s outstanding common shares.

A beneficial owner of shares is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause a sale or other disposition of the shares. A person is also considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership within 60 days. For this reason, the following table includes exercisable share options and restricted shares that would become exercisable or vest within 60 days.

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Amount and Nature of Beneficial Ownership
Name	Position	Common Shares Beneficially Owned Excluding Options	Stock Options Exercisable within 60 days of Record Date [1]	Total Common Shares Beneficially Owned
Non-Employee Directors
J. Wickliffe Ach	Director and Nominee
David S. Barker	Director and Nominee
Cynthia O. Booth	Director and Nominee
Mark A. Collar	Director and Nominee
Corinne R. Finnerty	Director and Nominee
Peter E. Geier	Director and Nominee
Murph Knapke	Director and Nominee
Susan L. Knust	Director and Nominee
William J. Kramer	Director and Nominee
Jeffrey D. Meyer	Director and Nominee
Richard E. Olszewski	Director and Nominee
Maribeth S. Rahe	Director and Nominee
Named Executive Officers
Claude E. Davis	Director, Nominee and CEO
John Gavigan	Chief Financial Officer [5]
Anthony M. Stollings	President and Chief Operating Officer [5]
Richard Barbercheck	Chief Credit Officer
Kevin T. Langford	President, Community Banking
C. Douglas Lefferson	President, Community Banking
All executive officers, directors and nominees as a group (25 persons)
Percent of outstanding shares held by this group:

1 xx,xxx of the xxx,xxx options listed above have a strike price above the closing price of First Financial common stock on April 2, 2015, which was $xx.xx per share

2

3 Ms. Knust shares voting and investment power for x,xxx shares which are held by K.P. Properties of Ohio LLC, of which Ms. Knust and her husband are the only two members.

4 Includes unvested restricted shares (Davis—xxx,xxx; Gavigan – x,xxx; Stollings—xx,xxx; Barbercheck—xx,xxx; Langford—xx,xxx; Lefferson—xx,xxx; and all executive officers as a group (13 persons)—xxx,xxx). Officers retain voting and dividend (subject to escrow until vesting) rights on unvested shares. For vesting schedules, see “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End.”

5 Effective December 1, 2014, Anthony M. Stollings, formerly the Chief Financial Officer and Chief Administrative Officer, became President and Chief Operating Officer of the Company, and John M. Gavigan became the Chief Financial Officer.

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Compliance with Section 16(A) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of these forms received by the Company and written representations from certain reporting persons that they were not required to file a Form 5 for the specified fiscal year, the Company believes that all of its officers, directors and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions completed in 2014.

Corporate Governance

General

We at First Financial are committed to conducting business according to our core Company Values and our Mission Statement. Our Mission Statement, Company Values, and our Code of Conduct embodying our Mission Statement and Company Values, guide us in managing our business in line with high standards of business practices and in the best interest of our shareholders, clients, associates, and other stakeholders.

Our Mission

We will exceed our clients’ expectations and satisfy their financial needs by building long-term relationships using a client-centered, value-added approach.

Our Values

Integrity. We steadfastly adhere to ethical principles and professional standards.	Commitment. We are committed to doing whatever we can to meet the needs of our clients and other stakeholders.

Respect. We value the diversity and individuality of each associate and client.	Leadership. We believe that leadership should be encouraged and demonstrated at every level in our Company.

Responsiveness. We readily react to the needs and deadlines of our clients and co-workers.	Excellence. Our business decisions and our service to every stakeholder should reflect the highest standards.

Code of Conduct

Our Board has adopted a Code of Conduct that applies to everyone at First Financial: our directors, officers and associates. The Code of Conduct identifies our commitment to our Values and our responsibilities to our stakeholders, including our clients, our shareholders, our fellow associates, our regulators, and our community. The Code of Conduct provides guidance on compliance with laws and regulations, non-discrimination, diversity and equal opportunity, protecting Company assets and confidential information, conflicts of interest, accuracy of records and information reporting, and our responsibilities to the communities in which we conduct business. The Code of Conduct also encourages associates to report any illegal or unethical behavior. All newly hired associates are required to certify that they have reviewed and understand the Code of Conduct. In addition, each year all other associates receive training and are asked to affirmatively acknowledge their obligation to follow the Code of Conduct.

Code of Ethics for the CEO and Senior Financial Officers

Our Board has also adopted a Code of Ethics for our chief executive officer and senior financial officers that provides further guidance about their responsibilities for full, fair, accurate, timely and understandable disclosure in the periodic reports we file with the SEC.

Corporate Governance Principles

We believe that effective corporate governance is built on adherence to a number of “best practices.” These practices are consistent with the Board’s responsibilities to effectively oversee the Company’s strategy, evaluate and compensate Company executives, and plan for management succession. Most importantly, these practices are believed to strengthen the Company and protect our shareholders’ interests. Accordingly, the Board has developed and follows our Corporate Governance Principles to set forth common procedures and standards relating to corporate governance. The Corporate Governance Principles cover, among other things, executive sessions of the Board, director qualifications, director responsibilities, director independence, voting for directors, limitations on membership on other boards, continuing education for members of the Board, and Board performance evaluations.

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Policies and Procedures Relating to Complaints

The Audit Committee has approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters. These procedures also provide for the submission by associates of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Please visit the Corporate Governance portion of our investor relations website (at www.bankatfirst.com/investor_relations) to learn more about our corporate governance practices and access the following documents:

•	Code of Conduct	•	Code of Ethics for the CEO and Senior Financial Officers

•	Corporate Governance Principles	•	Charters for our Board Committees

Our Board’s Role in Risk Oversight

Assessing and managing risk is the responsibility of management of First Financial. Our Board, with the assistance of the Risk Committee and other Board committees as discussed below, reviews and oversees our Enterprise Risk Management (“ERM”) program, which is designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk consideration into decision-making. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk, and promote visibility and constructive dialogue around risk at all levels of the organization.

The Company’s risk governance structure starts with each line of business being responsible for managing its own risks. In addition, the Board and executive management have appointed a Chief Risk Officer to support the risk-oversight responsibilities of the Board and its committees.

An Enterprise Risk Management Committee (“ERMC”) comprised of senior management is the senior most focal point within our Company to monitor, evaluate and recommend comprehensive policies and solutions to deal with all aspects of risk and to assess the adequacy of any risk remediation plans in the Company’s businesses. Currently reporting up to the ERMC are various risk-related committees whose members are comprised of lines of business, risk management and senior officers.

The Chief Risk Officer provides the Board with a quarterly risk profile of the Company, as well as a report on the risk exposure of the Company from the viewpoint of the ERMC. Under the ERM program, management develops a holistic portfolio of Company enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments and incorporating information regarding specific categories of risk gathered from various internal Company operations. Management then develops risk response plans for risks categorized as needing management focus and response and monitors other identified risk focus areas. Management provides regular reports on the risk portfolio and risk response and monitoring efforts to the ERMC and to the Risk Committee of our Board.

Our Board assumes a significant oversight role in risk management both through its actions as a whole and through its committees. Additional information concerning each of the following committees may be found in the “Corporate Governance – Board Committees” section of this proxy statement.

•	The Corporate Governance and Nominating Committee (“CGNC”) oversees our corporate governance functions.

•	The Compensation Committee evaluates, with our senior officers, risks posed by our incentive compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks.

•	The Audit Committee reviews our internal control systems to manage and monitor financial reporting and accounting risk with management and our internal audit department.

•	The Risk Committee assists the Board in overseeing enterprise-wide risks, including credit, market, operational, technology, regulatory, legal, strategic and reputation risks.

•	The Capital Markets Committee oversees the Company’s capital markets, treasury and capital planning activities.

While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed through committee reports about such risks. Select members of management attend our Board and Board committee meetings (other than executive sessions) and are available for questions regarding particular areas of risk.

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Director Independence

Our Board has determined that all of our directors, except our CEO, are independent directors as that term is defined in the Nasdaq Stock Market Marketplace Rules (the “Nasdaq Rules”). In addition, our Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent under such definition and that the members of the Audit Committee are independent under the additional, more stringent requirements of the Nasdaq Stock Market applicable to audit committee members. These determinations are made annually, most recently in January 2015.

Under the Nasdaq Rules and our Corporate Governance Principles, independent directors must not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of being a director. In making this determination, our Board reviews and evaluates certain transactions and relationships with Board members to determine the independence of each of the members. In making the independence determinations for each of the directors, the Board took into consideration the transactions and relationships disclosed in this proxy statement under “Review and Approval of Related Person Transactions” below.

Board Leadership Structure

The Chairman of our Board, Murph Knapke, is an independent director who presides over each board meeting and performs such other duties as may be incident to the office. Although our corporate documents would allow our chair to also hold the position of chief executive officer, our Corporate Governance Principles provide that these two positions must be separate. Our Board believes this separation allows our chair to provide additional independent oversight of management. The offices of the chair of the Board and the chief executive officer at the Company have been separate since 1997. In addition to our current Chairman, the Vice-Chair of our Board, J. Wickliffe Ach, is also an independent director.

All members of the Board of First Financial Bancorp also serve as directors of the Company’s subsidiary bank, First Financial Bank, National Association.

Board Self-Assessment

Our Board conducts a self-assessment annually, which our CGNC reviews and discusses with the Board. In addition, each of the committees of the Board is expected to conduct periodic self-assessments.

Evaluating Nominees and Electing Directors

Evaluating Nominees

The CGNC evaluates candidates for director based upon criteria established by the committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder or by the Company. The criteria evaluated by the committee may include, among other things, the candidate’s judgment, integrity, leadership ability, business experience, industry knowledge, public company experience, professional reputation, and ability to contribute to board member diversity (including, but not limited to gender, race, and ethnicity, as well as experience, geography, qualifications, attributes and skills). The CGNC recognizes that diversity of the Board is an important part of its analysis as to whether the Board constitutes a body that possesses a variety of complementary skills and experiences. The committee also considers whether the candidate meets independence standards, is “financially literate” or a “financial expert” if appropriate for governance needs, is available to serve, and is not subject to any disqualifying factor. No one individual trait is given particular weight in the decision process.

Policy on Majority Voting

Although our Articles of Incorporation and Amended Regulations provide that director nominees who receive the greatest number of shareholder votes are automatically elected to the Board, our Board has adopted a policy on majority voting for the election of directors in our Corporate Governance Principles. The majority voting policy requires nominees who receive a greater number of votes “withheld” from his or her election than votes “for” his or her election to tender his or her written resignation to the CGNC for consideration by the committee following the certification of the shareholder vote. This requirement applies only in an uncontested election of directors, which is an election in which the only nominees are persons nominated by the Board.

Upon its receipt of a resignation from a director who has not received the requisite shareholder vote, the CGNC will then consider the resignation and make a recommendation to the Board concerning whether to accept or reject such resignation. In making its recommendation to the Board, the committee will consider all factors deemed relevant by members of the committee, including, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on such committee in such capacity), and whether the director’s resignation from the Board would be in the best interest of First Financial and its shareholders.

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The CGNC also will consider a range of possible alternatives concerning the director’s tendered resignation, including acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the committee to have substantially resulted in the “withheld” votes. The Board will take formal action on the committee’s recommendation no later than 90 days following the certification of the shareholder vote. In considering the committee’s recommendation, the Board will consider the information, factors and alternatives raised by the committee and such additional information, factors and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision, together with an explanation of the process by which the Board made its decision and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation within four business days after the Board makes its decision.

Nominating Procedures

The CGNC will consider director candidates recommended by shareholders in accordance with the procedures outlined in the Amended Regulations. In order to be recommended for a position on the Board by the committee, a proposed nominee must, at a minimum, (i) be able to comply with the Company’s Corporate Governance Principles, and (ii) through a combination of experience and education, have the skills necessary to make an effective contribution to the Board.

In connection with next year’s Annual Meeting of Shareholders, the CGNC will consider director nominees recommended by shareholders provided that notice of a proposed nomination is received by the Company no later than February 26, 2016, as provided in the Amended Regulations. Notice of a proposed nomination must include the information outlined in the Amended Regulations and should be sent to First Financial Bancorp, Attention: Shannon M. Kuhl, Corporate Secretary, 255 E. Fifth Street, Suite 2900, Cincinnati, OH 45202.

Director Education

We recognize the importance of our directors keeping current on Company and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board. The Board also encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations, and externally-offered programs.

Share Ownership Guidelines

We require directors to own First Financial shares equal to at least three times the director’s annual retainer, with a minimum of 4,000 shares, within three years of first becoming a director of the Company. All directors who have been non-employee directors for at least three years are in compliance with this requirement. We have also implemented stock ownership and retention guidelines for our named executive officers described further in the Executive Compensation portion of this proxy statement.

Succession Planning

In light of the critical importance of executive leadership to our success, we have instituted an annual succession planning process which is guided by the CGNC. The succession planning process addresses our chief executive officer position, the positions directly reporting to the chief executive officer and senior-level managers enterprise-wide. Management regularly identifies high potential executives for additional responsibilities, new positions, promotions or similar assignments to expose them to diverse operations within the Company, with the goal of developing well-rounded and experienced senior leaders. The CGNC reports to the full Board on its findings and the Board deliberates in executive session on the CEO succession plan.

Board Meetings

During 2014, the Board held eight scheduled meetings. We believe it is important for our directors to participate in board and committee meetings. Directors who participate in fewer than 75% of scheduled board and committee meetings, or who do not attend the annual meeting of shareholders, unless excused by the Board, are subject to not being re-nominated to the Board. In 2014, all of the incumbent directors/nominees attended more than 75% of the scheduled meetings. All directors attended the 2014 Annual Meeting of Shareholders.

The Board also held eight executive sessions in 2014 where only independent directors were present.

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Board Committees

Our Board has established the following standing committees: Audit Committee, Capital Markets Committee, Compensation Committee, CGNC, Mergers and Acquisition Executive Committee, and Risk Committee. Each committee (with the exception of the Mergers and Acquisition Executive Committee, which committee was only recently established as a separate committee apart from the Capital Markets Committee) operates pursuant to a committee charter that is approved by the Board, which is the case for the CGNC Charter, or by the CGNC to whom the Board has delegated the authority to approve other committee charters. Each Board committee serves as a joint board committee of First Financial Bank in addition to being a Board committee of First Financial Bancorp.

The charters of the Audit, Compensation, Corporate Governance and Nominating, and Risk Committees each comply with current Nasdaq Stock Market rules relating to charters and corporate governance. Each of these charters is available under the Corporate Governance portion of our investor relations website (at www.bankatfirst.com/investor_relations).

Audit Committee	Committee Primary Responsibilities:

Members:

William J. Kramer, Chair

David S. Barker

Peter E. Geier (joined committee in October 2014)

Maribeth S. Rahe

All members of the Audit Committee were determined to meet the independence and financial literacy standards of the Nasdaq Rules. Directors Kramer and Geier are “audit committee financial experts” for purposes of SEC regulations.

	▪	Monitor the integrity of the consolidated financial statements of the Company.
	▪	Monitor compliance with the Company’s Code of Conduct and Code of Ethics for the CEO and Senior Financial Officers.
	▪	Evaluate and monitor the qualifications and independence of the Company’s independent auditors.

	▪	Evaluate and monitor the performance of the Company’s internal audit function and independent auditors, with respect to First Financial and its subsidiaries.

Number of Meetings in 2014: 4

Compensation Committee	Committee Primary Responsibilities:

Members:

Susan L. Knust, Chair

J. Wickliffe Ach

David S. Barker

Peter E. Geier (joined committee in October 2014)

William J. Kramer

All members of the Compensation Committee were determined to meet the independence standards of the Nasdaq Rules.

Number of Meetings in 2014: 4

	▪	Determine and approve the compensation of the CEO and each executive officer of the Company.
	▪	Evaluate the performance of the Company’s CEO for all elements of compensation and all other executive officers with respect to incentive goals and compensation.
	▪	Review and evaluate all equity and benefit plans of the Company.
	▪	Oversee the preparation of the compensation discussion and analysis and recommend to the full Board its inclusion in the annual proxy statement.
	▪	Annually review the executive incentive compensation arrangements to see that such arrangements do not encourage such officers to take unnecessary and excessive risks that threaten the value of the Company.
	▪	Recommend to the Board compensation for non-employee directors.

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Corporate Governance and Nominating Committee	Committee Primary Responsibilities:

Members:

J. Wickliffe Ach, Chair

Cynthia O. Booth

Corinne Finnerty

Susan L. Knust (joined committee in October 2014)

Richard E. Olszewski

All members of the CGNC were determined to meet the independence standards of the Nasdaq Rules.

Number of Meetings in 2014: 4

	▪	Develop and periodically review the effectiveness of the Company’s Corporate Governance Principles.
	▪	Monitor and protect the Board’s independence.
	▪	Consult with the Chairman of the Board concerning the appropriate Board committee structures and appointment of members to each committee of the Board.
	▪	Establish procedures for the director nomination process and recommend nominees for election to the Board.
	▪	Oversee the formal evaluation of the Board and all Board committees, including any formal assessment of individual directors.
	▪	Review shareholder proposals and proposed responses.
	▪	Promote the quality of directors through continuing education experiences.
	▪	Annually delegate to the respective committees of the Board or to management, the authority and responsibility for reviewing and approving policies and procedures of the Board (including the board of directors of First Financial Bank) in connection with the Company’s ERM program.

Risk Committee	Committee Primary Responsibilities:

Members:

Richard E. Olszewski, Chair

Cynthia O. Booth

Mark A. Collar

Corinne Finnerty

Jeffrey D. Meyer (joined committee in October 2014)

All members of the Risk Committee were determined to meet the independence standards of the Nasdaq Rules.

	▪	Review with management the Company’s procedures and techniques and approve policies to measure the Company’s risk exposures and for identifying, evaluating and managing the significant risks to which the Company is exposed.
	▪	Monitor the Company’s risk management performance and obtain reasonable assurance that the Company’s risk management policies for significant risks are being adhered to.
	▪	Consider and provide advice to the Board on the risk impact of any strategic decision that the Board may be contemplating.
	▪	Periodically examine the risk culture of the Company.
	▪	Periodically set the risk appetite for the Company and monitor compliance with the risk appetite statement including development of risk tolerances, targets and limits.

Capital Markets Committee	Committee Primary Responsibilities:

Members:

Murphe Knapke, Chair

David S. Barker

Mark A. Collar

William J. Kramer

Jeffrey D. Meyer (joined committee in October 2014)

Maribeth S. Rahe

(Note: The Capital Markets Committee was combined with the Mergers & Acquisition Committee for 2014)

	▪	Monitor the management of the purchase, sale, exchange and other disposition of the investments of the Company, including review of management reports concerning current equity debt security investment positions.
	▪	Monitor the investment activities of the Company to ensure compliance with external regulations and the Company’s applicable policies including requirements relating to composition, diversification, credit risk and yield.
	▪	Monitor the capital position of the Company and the capital management activities undertaken by the Company to ensure that capital levels are maintained in accordance with regulatory requirements and management directives.
	▪	Monitor and oversee interest rate risk of First Financial Bank.

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Mergers & Acquisition Executive Committee	Committee Primary Responsibilities:

Members: Murphe Knapke, Chair J. Wickliffe Ach Claude E. Davis (Note: The M&A Executive Committee was combined with the Capital Markets Committee for 2014)	▪	Evaluate M&A opportunities as presented by management with respect to merger, acquisition and divestiture activity.
	▪	Review and make recommendations to the Board with respect to mergers, acquisitions and divestitures that require Board approval.
	▪	Oversee management’s due diligence process with respect to proposed mergers, acquisitions and divestitures that require Board approval.

2014 Board Compensation

Our Compensation Committee reviews the individual components and total amount of director compensation at least annually. The Compensation Committee will recommend changes in director compensation to the Board aided by its review of competitive pay data for non-employee directors of financial services companies in the Company’s peer group (described in the Compensation Discussion and Analysis – Market Competitiveness section of this proxy statement). It may recommend changes to director compensation more or less frequently based on its analysis of this competitive data. The Compensation Committee uses the same Peer Group for this purpose as used by the committee to determine competitive pay for named executive officers listed in the Summary Compensation Table (see “External Benchmarks” in the Compensation Discussion and Analysis (or “CD&A”)). The Compensation Committee has retained Towers Watson to act as the committee’s independent compensation consultant. Our director compensation is designed to align the Board with our shareholders, and to attract, motivate, and retain high performing members critical to the Company’s success.

In 2014, we provided the following compensation to our non-employee directors. Claude E. Davis, who is also an employee of the Company, did not receive any additional fees for serving on the Board and therefore has been omitted from the table. For a discussion of Mr. Davis’s compensation, see “Executive Compensation.”

Name	Fees Earned or Paid in Cash [1,2] ($)	Stock Awards [3] ($)	All Other Compensation [4] ($)	Total ($)
J. Wickliffe Ach
David S. Barker
Cynthia O. Booth
Donald M. Cisle, Sr. [5]
Mark A. Collar
Corinne R. Finnerty
Peter E. Geier [6]
Murph Knapke
Susan L. Knust
William J. Kramer
Jeffrey D. Meyer [6]
Richard E. Olszewski
Maribeth S. Rahe

[1] Includes retainers, board and committee attendance fees and retainers for committee chairs for both First Financial Bancorp and First Financial Bank.

[2] Pursuant to the Company’s Director Fee Stock Plan, directors may elect to have all or any part of the annual retainer fee paid in the Company’s common shares. See also “- Director Stock Fee Plan” below. This column includes fees used to purchase shares in the open market under such plan as follows:

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Name	Amount of Fees Used to Purchase Common Shares ($)
J. Wickliffe Ach
David S. Barker
Cynthia O. Booth
Mark A. Collar
Corinne R. Finnerty
Peter E. Geier
Murph Knapke
Susan L. Knust
William J. Kramer
Jeffrey Meyer
Richard E. Olszewski
Maribeth S. Rahe

[3] Total value is computed utilizing the grant date market value for restricted stock awards. See Note 19—Stock Options and Awards of the Company’s Annual Report on Form 10-K for additional information on valuation methodology. Based on the closing price of First Financial’s common shares as of the date of grant (May 27, 2014) of xxx per share, Directors Ach, Barker, Booth, Collar, Finnerty, Knapke, Knust, Olszewski and Rahe received xxx shares each. Director Knapke received an award of xxx shares and an additional 152 shares as the chairperson of the First Financial Bancorp Board of Directors. These shares vest on May 27, 2015. Directors Geier and Meyer received a prorated award of 1,162 shares upon becoming directors on September 2, 2014. The value reflected is based on the closing price of First Financial’s common shares as of the date of grant (September 2, 2014) of $xxx per share. These shares vest on September 2, 2015. Dividends on unvested restricted stock are held in escrow and only paid upon vesting of the shares. See “Director Fee Stock Plan.”

[4] Includes accrued dividends paid on restricted stock vesting in 2014.

[5] Retired from Board after the annual meeting on May 27, 2014.

[6] New Directors effective September 2, 2014.

Board/Committee Fees

Non-employee directors of the Company received annual retainers of xxx and received annual retainers of xxx as non-employee directors of First Financial Bank. The Chair and Vice Chair of the Board receive additional annual retainers of xxx and xxx, respectively. The chairs of the CGNC of the Company and the Fiduciary Committee of First Financial Bank received additional annual retainers of xxx. The chairs of the Audit Committee and Compensation Committee received additional xxx annual retainers. On July 27, 2014, the retainer for the chair of the Risk Committee increased from $7,500 annually to xxx annually. The Risk Committee chair received a retainer of xxx in 2014. These committee chair retainers are to recognize the extensive time that is devoted to committee matters including meetings with management, auditors, attorneys and consultants, and preparing committee agendas. Director fees are paid quarterly.

Director Stock Plans

In 2009, First Financial’s shareholders approved the 2009 Non-Employee Director Stock Plan and in 2012 approved amendments to the plan. In 2014, each non-employee director received xxx in value of restricted stock, or a prorated portion of this amount, which vests one year from the date of grant. The Chair of the Board received an additional xxx in value of restricted stock which also vests one year from the date of grant. All dividends on such restricted stock accrue and are paid at the time the restricted stock vests. Grants to non-employee directors are made on the date of the annual meeting based on the closing price of the Company’s common shares that day.

In addition, shares reserved under the First Financial Bancorp. 2012 Stock Plan also are available for grant to directors once shares from the 2009 Non-Employee Director Stock Plan are depleted.

Stock Grants to Nominee Directors

In the event that the twelve nominees, currently serving as non-employee directors, are re-elected to the Board, each of these directors will receive a grant of xxx of restricted stock from the 2009 Non-Employee Director Stock Plan or the 2012 Stock Plan. At April 2, 2015, the closing price of our common shares was xx.xx per share, which would equate to a grant of approximately x,xxx restricted shares each. The Chair of the Board will receive an additional xxx in value of restricted stock. All restricted stock grants will vest one year from the date of grant and all dividends on such restricted stock will accrue and be paid at the same time as the restricted stock vests.

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Director Fee Stock Plan

Each year, directors are given the opportunity to have all or a portion of their board fees invested in the Company’s common shares. Elections are made once a year. Shares are purchased on the open market by an independent broker dealer after the payment of the quarterly Board fees.

Reimbursement

Directors are entitled to reimbursement of their reasonable travel expenses for attending Board and committee meetings.

Review and Approval of Related Person Transactions

Each year, our directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions and transactions that may otherwise affect the independence of an independent director. The responses to these questionnaires are reviewed by the Chief Legal Officer and Corporate Secretary of the Company, and outside counsel if appropriate, to determine if there are related person transactions. Related person transactions will originally be submitted to the Audit Committee of the Board for approval as well as to the CGNC for its consideration when making independence determinations.

Pursuant to the Corporate Governance Principles, no director shall perform professional services for the Company or its affiliates in a manner that interferes with that director’s independence under the Nasdaq Rules. This prohibition applies to services provided (1) directly by the director (or an immediate family member) or (2) where the director (or an immediate family member) is affiliated with the organization that provides the professional services to the Company. This prohibition does not apply to professional services that are provided by the director to clients of the Company (or its affiliates) where the Company (or its affiliates) has not given instruction that the service be provided by the director and the Company (or its affiliates) is not the party responsible for payment for the professional services. Professional services can be characterized as advisory in nature, generally involve access to sensitive company information or to strategic decision-making, and typically have a commission- or fee-based payment structure. Professional services may include services such as investment services; insurance services; accounting/auditing services; consulting services; marketing services; legal services; property management services; realtor services; lobbying services; executive search services; and IT consulting services. This prohibition does not apply to services initiated prior to January 1, 2011.

First Financial Bank has had, and expects to have in the future, banking relationships in the ordinary course of business with directors, officers, principal shareholders, and their affiliates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. We do not consider normal, arms-length banking relationships entered into in the ordinary course of business, and consistent with applicable federal banking regulations, to interfere with a director’s independence. Any loan or extension of credit to a director or officer, or their affiliate, will only be made in compliance with Federal Reserve Board Regulation O. To comply with Regulation O, any loan or extension of credit to an officer or director, or their affiliate, must (1) be made in the ordinary course of business, (2) be made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (3) not involve more than the normal risk of collectability or present other unfavorable features. In addition, the Company or its subsidiaries from time to time pays immaterial amounts for such items as membership, event sponsorship and contributions made to non-profit entities with which our directors have relationships and which payments are in furtherance of our Company’s business interests.

During 2014, no related person transactions involving our directors or executive officers (or members of their immediate family) requiring disclosure in this proxy statement were identified. In making the independence determinations for each of the directors, the Board took into consideration the following transactions and relationships involving members of the Board: the payment of rent to an entity in which a director has an ownership interest (with the lease agreements being entered into prior to 2014 following arms-length negotiations), the payment of rent to an entity in which a director has an ownership interest for placement of an “ATM” machine and the payment of de minimis amounts for professional services to a law firm in which a director is a partner (which services were initiated prior to January 1, 2011). The Board concluded that these transactions were routine transactions and considered them to be immaterial and did not impact the independence of the relevant director.

Policy Against Hedging Activities

Our Insider Trading Policy prohibits our directors, officers and employees from engaging in any hedging transactions with respect to First Financial shares, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and trading in any derivative security relating to First Financial shares.

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Communicating with the Board of Directors

Shareholders may send communications to the Company’s Board or to individual directors by writing to:

Attn: Board of Directors (or name of individual director)
First Financial Bancorp
255 E. Fifth Street, Suite 2900
Cincinnati, OH 45202

Letters mailed to this address will be received by the director who serves as Chair of the Audit Committee or the director who serves as Chair of the CGNC, as alternate. A letter addressed to an individual director will be forwarded unopened to that director by the Chair of the Audit Committee.

Shareholders may also contact the Company’s Corporate Secretary, Shannon M. Kuhl, at First Financial Bancorp, 255 E. Fifth Street, Suite 2900, Cincinnati, OH 45202.

Information regarding this process is also available within the Investor Relations section of our website at www.bankatfirst.com/investor_relations under the “Corporate Governance” link under the “Corporate Information” tab.

Executive Compensation

[Executive Compensation Special Table of Contents]

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the CD&A below. Based on this review and these discussions, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Members of the Compensation Committee

Susan L. Knust, Chair
J. Wickliffe Ach
David S. Barker
Peter E. Geier
William J. Kramer

Compensation Discussion and Analysis (CD&A)

This CD&A describes and explains the material elements of 2014 compensation for the six executive officers named in the Summary Compensation Table (the “NEOs”). We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition we explain how and why the Compensation Committee of our Board arrived at specific compensation policies and decisions involving the NEOs who are listed below:

Claude E. Davis, Chief Executive Officer

John M. Gavigan, Chief Financial Officer and Principal Accounting Officer[1]

Anthony M. Stollings, President, Chief Operating Officer

Kevin T. Langford, President, Community Banking

Richard S. Barbercheck, Chief Credit Officer

C. Douglas Lefferson, President, Community Banking

You should read this section of the proxy statement when determining your vote on the compensation of our NEOs (see Proposal 4 – Non-Binding, Advisory Vote to Approve Executive Officer Compensation). This CD&A contains information that is important to your voting decision.

1 Mr. Gavigan was named the Chief Financial Officer in December 2014 and his 2014 compensation was not reviewed by the Compensation Committee since his appointment as the Chief Financial Officer was made towards the end of the year. His 2015 compensation is under the review of the Compensation Committee.

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Introduction

Despite challenges the banking industry has faced over the past several years, through a combination of robust organic loan growth, strong credit results, and diligent expense management, First Financial extended its profitability for a 97th consecutive quarter. Supporting this profitability in 2014 was our successful completion of three strategic acquisitions in the Columbus, Ohio market and securing strong commercial and residential mortgage lending teams in Ft. Wayne, Indiana—two markets previously identified as presenting strong prospects for future growth.

2014 Business Highlights

•	Expanded into the Ft. Wayne, Indiana market with the addition of experienced, commercial and residential mortgage lending teams.

•	Entered the Columbus, Ohio market through the acquisition and successful integration of The First Bexley Bank, Insight Bank and The Guernsey Bank. These three acquisitions added a combined $606 million of loans and $569 million of deposits to our balance sheet.

•	One-year total shareholder return for 2014 of 10.57% significantly exceeded the peer median of 2.42%.

•	Total loans increased by $814 million, or 20.5% during the year.

•	Total deposits increased by $818 million, or 16.9% during the year.

•	Return on average assets was 0.96%, or 1.05% when adjusted for non-recurring items[2], which compares favorably to the KBW Regional Bank Index component company median of 1.03%.

•	Return on average equity of 8.94%, or 9.72% when adjusted for the non-recurring items[2], which also compares favorably to the peer median of 8.77%.

•	Maintained strong capital position. Tangible Common Equity ratio of 9.02% and Tier 1 Capital ratio of 12.69% both compare favorably to or in line with the peer medians of 8.61% and 12.74%, respectively.

•	Increased quarterly dividend by 6.7% to $0.16 per share. Dividend yield of 3.44% as of December 31, 2014, which compares favorably to the peer median of 2.42%.

2014 Executive Compensation Highlights

•	Consistent with Company-wide merit practices, on March 3, 2014, the Compensation Committee increased base salaries by approximately xxx% for all NEOs. There were no target incentive changes for NEOs.

•	Consistent with past practice, awards under the Company’s Long-Term Incentive Plan, or LTIP, were in the form of restricted stock grants. 2014 restricted stock grants to the NEOs (other than for Mr. Gavigan, who was not an NEO on the grant date) included both time-based and performance-based vesting features. The performance-based awards vest after three years only upon the attainment of certain pre-determined performance measures (generally total shareholder return and return on assets). The time-based awards vest over a three year period. See “2014 Long-Term Incentive Plan Design and Awards”.

•	Effective with 2014:

	o	Restricted stock awards now require a double-trigger to vest upon a change-in-control event.

	o	Performance-based restricted stock awards will not be earned in any year in which earnings per common diluted share are below $0.

•	The Company’s payout for 2014 under its 2014 Short-Term Incentive Plan, or STIP, was xxx of target for all NEOs except the CEO. Calculation of payouts under the STIP for 2013 and 2014 to the non-CEO NEOs excluded the impact of a xxx million pre-tax valuation adjustment to the Company’s FDIC indemnification asset, which resulted in a charge to 2013 earnings. The valuation adjustment resulted from positive developments with respect to loans covered by the indemnification agreement with the FDIC, including an improvement in the expected cash flows and a decline in loss claims. The committee concluded that the charge to earnings resulting from the valuation adjustment did not reflect the normal business operations of the Company and should be disregarded in calculating 2014 STIP payments. See “2014 STIP Design and Payout – 2014 STIP Performance Results.”

2 Non-recurring item adjustments include xxx million pre-tax non-cash valuation adjustment on its FDIC indemnification asset as disclosed by the Company on January 22, 2014 which was primarily the result of improvement in future expected cash flows on loans covered by a loss sharing arrangement with the FDIC, a meaningful decline in loss claims filed with the FDIC, higher reimbursements to the FDIC related to positive asset resolutions in recent periods and the significantly shorter remaining life of the indemnification asset in comparison to the weighted average life of the related loans covered by the loss sharing arrangement with the FDIC. Additionally, the Company incurred pre-tax pension settlement charges of xxx million resulting from employee-driven activity.

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•	The Company’s payout to Mr. Davis under the STIP for both 2013 and 2014 was determined in accordance with the original design of the STIP and without adjustment for the impact of the valuation adjustment to the FDIC indemnification asset. This resulted in Mr. Davis receiving a xxx% payout for 2013 and a payout of xxx% of target for 2014. On a combined basis for 2013 and 2014, Mr. Davis received STIP payments totaling xxx% of his target opportunity, compared to payouts to the other NEOs for this two-year period totaling xxx.x% of their target opportunities. If Mr. Davis’ STIP payouts for 2013 and 2014 had been determined on the same basis as the other NEOs, he would have received a STIP payout for 2014 of xx.x% of his target or a payment of xxx. See “2014 STIP Design and Payout – 2014 STIP Performance Results.”

•	Effective January 1, 2014, annual contributions to the Company’s Pension Plan and Supplemental Executive Retirement Plan for the NEOs and other executives were reduced from xx% to xx% of eligible earnings. In addition, no additional credits will be provided to Mr. Davis under his Executive Supplemental Savings Agreement with the Company (see “Executive Benefits”).

•	The CEO’s share ownership requirement was increased from the lesser of three times base salary or 125,000 shares to the lesser of five times base salary or 250,000 shares.

Committee Actions for 2015

The Company’s executive compensation program is reviewed annually to ensure the program continues to support the Company’s compensation philosophy and strategic business objectives. During the most recent review, the Compensation Committee identified opportunities to more closely align the program with the Company’s overall compensation philosophy and objectives. The following changes to the program were made for 2015:

•	Consistent with Company-wide merit practices, on March 10, 2015, the Compensation Committee increased base salaries by approximately x% for all NEOs except for Mr. Gavigan and Mr. Stollings who received base salary increases of approximately xx% and x% respectively as a result of their promotions to Chief Financial Officer and Chief Operating Officer, respectively, in late 2014. There were no target incentive changes for NEOs except for Mr. Gavigan whose short-term incentive target increased from xx% to xx% and long-term incentive target increased from xx% to xx% as a result of the promotion mentioned above.

•	A portion of long-term incentive awards to the NEOs and to certain other executives will include a performance-based vesting feature, except for Mr. Barbercheck.

•	The Company’s 2015 STIP will be based on two equally weighted measures: return on assets versus the peer group and actual net income compared to budget.

•	In addition to the increased CEO share ownership guideline approved in 2014, the committee revised the share ownership and retention guidelines requiring NEOs (other than the CEO) and other executives to hold the lesser of 2X base salary or 75,000 shares.

•	Additionally, the Compensation Committee approved a change in the retention requirement for NEOs and other executives such that 100% of shares from exercises or vestings must be retained until ownership guidelines are met.

Compensation Philosophy and Objectives

Our Compensation Committee has identified the following guiding principles to best support the overall objectives of the executive compensation program and our business strategy. Our executive compensation programs should:

•	Drive alignment between Company strategy, executive pay, and shareholder value creation

	o	Create a clear line of sight between individual responsibilities and Company objectives

	o	Provide transparency around corporate goals and objectives, measures and performance outcomes

	o	Incorporate simplicity, flexibility and discretion to reflect individual circumstances and changing business conditions/priorities

•	Pay for Performance

	o	Align with market (peer) median for target performance and incorporate upside potential for top quartile performance

	o	Differentiate pay based on performance, contribution, and value added

•	Attract, motivate, and retain key talent to deliver consistent long-term performance

	o	Promote a competitive, balanced market-based total compensation package

	o	Support internal equity through eligibility and target opportunities

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•	Incorporate proper governance practices to prevent/mitigate inappropriate risk-taking by:

	o	Encompassing a long-term focus with the ability to claw back compensation

	o	Limiting upside potential via maximum payout ceilings

	o	Including threshold requirement(s) before payout is made

	o	Cross-functional plan design reviews and committee approval of final design and payouts

Elements and Mix of Compensation

To achieve the above-stated principles and objectives, the 2014 executive compensation program, as in prior years, consisted primarily of the following elements:

•	Base Salary. To competitively compensate for day-to-day contributions, skills, experience and expertise.

•	Annual short-term incentive compensation. To motivate and share in the rewards of the current year’s results.

•	Long-term equity incentive compensation. To motivate and share in the rewards of sustained long-term results and value creation consisting of both time- and performance-based restricted stock.

•	Non-performance based benefits. To provide for the security and protection of executives and their families, including:

	o	Employment agreements (including change in control and severance);

	o	Retirement and other benefits; and

	o	Certain perquisites and other personal benefits.

The Compensation Committee takes a holistic approach to establishing the total compensation package for its executives and each element of compensation is interdependent on the other elements. Applying the Company’s core values and drawing upon the principles and philosophy discussed above, the Compensation Committee utilizes the various elements of compensation as building blocks to construct a complete compensation package for each executive that appropriately satisfies the core design criteria of pay for performance, alignment with shareholder interests, competitiveness, and compliance with all legal and regulatory guidelines.

The mix and the relative weighting of each compensation element reflect the competitive market and the Company’s compensation philosophy. The mix of pay may be adjusted from time to time to best support our immediate or longer-term objectives, changes in executive responsibility, as well as internal consistency.

Target compensation for each NEO is a mix of cash and long-term incentives. A substantial portion of this mix is at risk and varies based on performance. The emphasis on compensation elements related to performance is specifically intended to affect the actual level of compensation realized versus target. If the Company performs well (based on internal objectives, as well as peer group comparison) and longer-term shareholder value increases, award levels are intended to be strong. If the Company underperforms, award levels and values will be negatively impacted.

Below is a chart that reflects the mix of each element of target compensation as well as compensation at risk as percentages of target total compensation as of December 31, 2014. Compensation at risk is comprised of short- and long-term incentives. Approximately xx% of our CEO’s and xx% of our other NEOs’ target compensation in 2014 was subject to performance and/or vesting requirements.

	Base Salary	Annual Short-Term Incentive	Long-Term Incentive	% of Total Compensation at Risk
CEO

Other NEOs (Average)

The 2014 Compensation Decision-Making Process

Three parties play an important role in establishing compensation levels for First Financial’s executive officers: (i) the Compensation Committee; (ii) senior management; and (iii) outside advisors. The sections that follow describe the role each of these parties plays in the compensation-setting process, as well as other important factors that impact compensation decisions.

Role of the Compensation Committee. The Compensation Committee has the authority to:

Review and approve the composition of the peer group companies used to assess the Company’s pay practices, target pay opportunities, and establish performance goals and objectives;

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• Approve the executive compensation plan design and target structure, including setting targets for incentives using management’s internal business plan, industry and market conditions and other factors;

• Review the performance and compensation of the CEO and other NEOs, as well as other senior officers;

• Determine the amount of, and approve, each element of, total compensation paid to the NEOs, and the general elements of total compensation for other senior officers. The Compensation Committee reviews all components of compensation (both target and actuals) for the CEO and the other NEOs, including base salary, bonus, and long-term incentives; and

• Define potential payments to executive officers under various termination events, including retirement, termination for cause and not for cause, and upon a change in control.

In determining the amount of NEO compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and as well as peer group data, as described above. It makes specific compensation decisions and awards based on such data, along with Company performance, individual performance and other circumstances as appropriate.

At meetings in early 2015, the Compensation Committee reviewed and considered corporate and individual performance, changes in NEO responsibilities, data regarding peer practices, and other factors. In addition, the committee reviewed tally sheets prepared by management. The tally sheets provide a comprehensive view of the Company’s payout to NEOs, including all components of compensation, benefits and perquisites. (See also “Tally Sheets”).

At the annual meeting held on May 27, 2014, the Company’s 2013 executive compensation program received overwhelming shareholder approval with 92% of shareholder votes cast in favor of the Company’s “say on pay” resolution. The committee carefully considers the substantial support that shareholders have consistently conveyed for our executive compensation program. The committee has and will continue to consider the Company’s “say-on-pay” vote results when making future compensation decisions.

Role of Executive Management in Compensation Decisions for NEOs.

Throughout the year, the Compensation Committee meets with the CEO and other executive officers to solicit and obtain recommendations with respect to the Company’s compensation programs and practices. The CEO makes recommendations to the Compensation Committee as to the appropriate base salaries, annual cash incentive opportunities and stock awards for the NEOs other than himself. In making a recommendation for any executive officer who does not report directly to him, the CEO considers compensation recommendations made by the executive officer’s manager.

The Company’s Talent Management Department and other members of management assist the Compensation Committee in the administration of the Company’s executive compensation program and the Company’s overall benefits program. Members of the Talent Management Department periodically make available to the Compensation Committee information regarding the value of prior long-term incentive grants and participation in the Company’s plans. This information includes: (i) accumulated gains, both realized and unrealized, under restricted stock, stock option, and other equity grants; (ii) the cost of providing each perquisite; (iii) projected payments under the Company’s retirement plans; and (iv) aggregate amounts accumulated under nonqualified deferred compensation plans. Management helps prepare the information, including the tally sheets, used by the Compensation Committee in making its decisions.

Management also provides the Compensation Committee with information regarding potential payments to the Company’s executive officers under various termination events, including both the dollar value of benefits that are enhanced as a result of the termination event and the total accumulated benefit, which is sometimes called the “walk-away” amount. Similar information is provided regarding the “Other Potential Post-Employment Payments” defined below.

In 2014, the CEO and Chief Talent Management Officer attended committee meetings, but were not present at executive sessions when matters related to them were being decided. In addition, the Company’s Total Rewards Director attends committee meetings and participates in executive sessions of the committee.

In approving compensation for 2014, the Compensation Committee considered the CEO’s recommendations for the NEOs other than himself. The Compensation Committee, in consultation with Towers Watson, made its own determinations regarding the compensation for the CEO, which were then ratified and approved by the Board.

Role of the Compensation Consultant.

To assist in its efforts to meet the objectives outlined above, in 2014 the Compensation Committee retained Towers Watson to provide general executive compensation consulting services to the committee and to support management’s need for advice and counsel. Pursuant to the Compensation Committee’s charter, the Compensation Committee has the power to retain or terminate such consultant and engage other advisors.

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The independent compensation consultant typically collaborates with management to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the Compensation Committee. The consultant provides data regarding market practices and works with management to develop recommendations for changes to plan designs and policies consistent with the philosophies and objectives discussed earlier.

Fees billed by Towers Watson in 2014 for advice and services provided to the Compensation Committee were xxx.

During 2014, Towers Watson also provided services to our Company relating to non-executive compensation, including ad hoc compensation projects, retirement and pension plan administration, actuarial services and related disclosure requirements. Services provided to management and not the Compensation Committee were approved by management and not the Compensation Committee. Fees billed by Towers Watson in 2014 for additional services provided were xxx.

Upon consideration of factors pursuant to NASDAQ compensation committee independence rules, the committee has concluded that no conflict of interest exists that would prevent the outside compensation advisor from independently representing the committee. The committee’s conclusion was based on the following factors:

•	Executive compensation consulting services provided to the Compensation Committee and other consulting services provided to management were performed by separate and distinct divisions of Towers Watson;

•	The Compensation Committee’s decision to engage Towers Watson was independent of management’s engagement of Towers Watson;

•	Total fees paid in 2014 to Towers Watson were not material in the context of total revenues disclosed in the consulting firm’s most recent annual report;

•	Towers Watson has adopted and disclosed to the committee its executive compensation consulting protocols for client engagements and the committee believes these protocols provide reasonable indications that conflicts of interest will not arise;

•	The advisor reports directly to the Compensation Committee Chair;

•	The Compensation Committee members and executive officers of the Company have no business or personal relationship with the advisor; and

•	The Compensation Committee, in its discretion, determines whether to retain or terminate the advisor.

Market Competitiveness.

To ensure market competitiveness, Towers Watson presents market pricing information from published surveys of financial services companies of approximately the same asset size; information from surveys representative of the broader general industry population are utilized to provide appropriate compensation data for positions that are not specific to the financial services/banking industry.

Towers Watson also provides a customized proxy analysis of similarly sized publicly-traded financial services/banking organizations designated as the Company’s peer group. Companies have historically been included in the Company’s peer group based on their relevance in terms of asset size (one-half to two times the asset size of the Company), business model, products, services and geographic location as compared to that of the Company, as well as those the committee deems to be high performing financial institutions. With data gathered from Towers Watson and management, the committee conducts its annual peer group review to assess the continued relevance of the individual peers. It was determined that primarily due to merger and acquisition activity, three of the 2013 peers exceeded more than twice the Company’s asset size at December 31, 2013. As a result, for 2014, the committee decided to remove the three peers (FirstMerit Corp, UMB Financial Corp, and Prosperity Bancshares, Inc.) whose asset levels were beyond the relevant scope and added three new peers (Community Bank System Inc., Columbia Banking System Inc. and First Busey Corp.) who more closely aligned with the Company based on the peer selection criteria outlined above.

The 2014 peer group consisted of the following 16 financial services companies:

1st Source Corp.	First Merchants Corp.	Park National Corporation

Chemical Financial Corp.	First Midwest Bancorp, Inc.	Republic Bancorp, Inc.

Columbia Banking System Inc.	MB Financial, Inc.	Texas Capital Bancshares, Inc.

Community Banking System Inc.	National Penn Bancshares, Inc.	Trustmark Corporation

First Busey Corp.	Old National Bancorp	WesBanco Inc.

First Commonwealth Financial

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The market review assists the committee in making executive compensation decisions that are consistent with the stated philosophy and objectives for executive compensation, especially those of attracting, retaining and motivating our executive officers and paying for performance.

Company Performance.

Towers Watson provides an annual pay for performance analysis using most recent proxy filings that compares the Company’s pay and performance versus the peer group. This analysis demonstrates pay and performance in various perspectives to facilitate a broad assessment of how pay relates to performance. The committee reviews and discusses this information typically in the latter half of the year and it serves as one of the other factors described herein that the committee considers when making pay decisions for the following year.

In determining payouts under the STIP, Company performance is also assessed across specific performance measures and a broader peer group (Component companies of the KBW Regional Bank Index) as described under “2014 Short-term Incentive Plan Design and Payout.” We believe the approach of reviewing pay and performance from multiple perspectives enables well-informed pay decisions both in terms of setting appropriate targets and determining the overall payout levels.

Evaluation for Excessive Risk.

The following outlines the method by which the Company reviews and evaluates compensation policies and procedures to prevent unnecessary and excessive risks that could threaten the value of the Company:

• Internal talent management, finance, legal and risk management personnel conduct a review of the components of the Company’s incentive plans including any proposed design changes;

• Incentive plans undergo a risk assessment that considers specific risk factors and plan alignment with the Guidance on Sound Incentive Compensation Policies adopted by banking regulators in 2010;

• The Compensation Committee discusses annually the relationship between risk management policies and practices and compensation policies and procedures; and

• To further mitigate risk, the committee has responsibility for the annual evaluation and ratification of the Company’s incentive compensation plans.

In light of the above reviews, the Company and the Compensation Committee have not identified any risks arising from the Company’s compensation policies and practices for the Company’s NEOs and our employees generally that are reasonably likely to have a material adverse effect on the Company. It is both the committee’s and management’s intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

Tally Sheets.

When making executive compensation decisions, the Compensation Committee reviews tally sheets showing, for each executive officer: (i) targeted value of base pay, annual incentive bonus and equity grants for the current year and each of the past several years; (ii) actual realized value for each of the past several years (the sum of cash received, gains realized from equity awards, and the value of perquisites and other benefits); (iii) the amount of unrealized value from prior equity grants and accumulated deferred compensation; and (iv) the amount the executive could realize upon a change in control or any severance arrangement. Although tally sheets do not drive individual executive compensation decisions, the Compensation Committee uses tally sheets for several purposes. First, it uses tally sheets as a reference so that committee members understand the total compensation being delivered to executives each year and over a multi-year period. Tally sheets also enable the Compensation Committee to validate its strategy of paying a substantial portion of executive compensation in the form of equity by showing amounts realized and unrealized by executives from prior equity grants. In some cases, the Compensation Committee’s review of tally sheets may lead to changes in the NEO’s benefits and perquisites.

Use of Discretion and Other Factors in Pay Decisions.

The exercise of discretion by the Compensation Committee in determining the various elements of compensation is an important feature of the Company’s compensation philosophy. Because the Company has always taken a long-term view, we use judgment and discretion rather than relying solely on formulaic results and we do not reward executives for taking outsized risks that produce short-term results. Therefore, the Company believes it is important that the Compensation Committee have sufficient flexibility to respond to: (i) the Company’s unique circumstances; (ii) prevailing market trends; (iii) the rapidly evolving financial and regulatory environment in which the Company operates; (iv) the Company’s use of cross-functioning of executive assignments and cross-training as a matter of executive development and succession planning; and (v) risk management objectives. The Company also believes it is in the best interest of the Company and its shareholders that the Compensation Committee have sufficient discretion to recognize and reward extraordinary individual performance in non-financial areas that may or may not directly affect the Company’s achievement of specific financial metrics for a particular year, but are nevertheless important to long-range growth and the enhancement of shareholder value.

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Summary Compensation Table

The table below sets forth the annual and long-term compensation of our Chief Executive Officer, our two Chief Financial Officers and the three other most highly compensated executive officers for 2014. These individuals are collectively referred to in this proxy statement as our named executive officers or “NEOs.”

Year	Salary	Bonus[2]	Stock Awards[3]	Non-Equity Incentive Plan Compensation[4]	Change in Pension Value and Non- qualified Deferred Compensation Earnings[5]	All Other Compensation[6]	Total
Claude E. Davis, Chief Executive Officer
2014
2013
2012
John M. Gavigan,[1] Chief Financial Officer & Principal Accounting Officer
2014
Anthony M. Stollings,[1] President, Chief Operating Officer
2014
2013
Kevin T. Langford, President, Community Banking
2014
2013
2012
Richard S. Barbercheck, Executive Vice Pres., Chief Credit Officer
2014
2013
C. Douglas Lefferson, President, Community Banking
2014
2013
2012

1 Mr. Gavigan became Chief Financial Officer effective December 1, 2014, replacing Mr. Stollings, who became the President and Chief Operating Officer. Compensation reported in this table includes compensation paid to Mr. Stollings and Mr. Gavigan in their prior roles.

[2] Represents the final portion of a 2011 retention award to Mr. Langford paid in early 2012.

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[3] Includes long-term restricted stock incentive amounts both time- and performance-based awarded during the year shown. Restricted stock awards vest over a three-year period. In 2014 for Mr. Davis only, also includes portion of STIP payout above 100% that was awarded in immediately vested restricted stock with a three year holding period. Our accounting for employee stock-based incentives granted during the years ended December 31, 2014, 2013 and 2012, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) topic 718, Stock Compensation is described in “Note 17—Stock Options and Awards” to the Company’s consolidated financial statements in the 2014 Annual Report at page 94 (generally multiplying the number of restricted shares granted by the NASDAQ closing price per share on the grant date). These amounts do not reflect the actual value that may be realized by the NEOs. Depending on our stock performance, the actual value may be more or less than the amount shown or zero. For actual value received in 2014 for awards granted in previous years, see the table “Options Exercised and Stock Vested” in this proxy. See also “Outstanding Equity Awards at Fiscal Year End.”

[4] The dollar value of all earnings for services performed during the fiscal year pursuant to awards under the STIP, even though we did not pay the award until after the end of such year. In 2014 for Mr. Davis only, the amount above 100% of target was paid in immediately vested restricted stock with a three year holding period and is reported in the Stock Awards column.

[5] The amounts in this column represent the annual net increase in the present value of accumulated benefits under the SERP and the Pension Plan (the measurement date for reporting purposes of these plans is stated in the Company’s Annual Report on Form 10-K). No NEO participated in a plan with above-market earnings. Effective January 1, 2014, the annual Pension Benefits allocation for all employees, including NEOs, was reduced from 9% to 5% of eligible earnings. The present values of accumulated benefits under the SERP and Pension Plan were determined using assumptions consistent with those used for reporting purposes of these plans in the Company’s Annual Report on Form 10-K for each year, with no reduction for mortality risk before age 65. Actual amount for Mr. Lefferson for 2013 was a negative xxxx and is shown as $0 for purposes of the Summary Compensation Table. See also the “Pension Benefits Table” and related narrative for a detailed explanation of the terms of the Pension Plan and SERP. For Mr. Davis only, the amounts provided include 2014 nonqualified deferred compensation earnings of xxx and xxx for the Nonqualified Deferred Compensation and Supplemental Savings Plan, respectively. In 2013, Mr. Davis received xxxx and xxx for the Nonqualified Deferred Compensation and Supplemental Savings Plan, and in 2012 Mr. Davis received xxx and xxx for the Nonqualified Deferred Compensation and Supplemental Savings Plan. Please refer to the Nonqualified Deferred Compensation Earnings table and related narrative for a detailed explanation of these items. May reflect unvested benefits, which the NEO may not be entitled to receive if he terminates employment before the required vesting date.

[6] All other compensation for the year that could not properly be reported in any other column. The specific elements are discussed in the table below.

	Imputed Income Split-Dollar Insurance	Accrued Dividends Paid on Vested Restricted Stock	Other	Total
2014
Davis
Gavigan
Stollings
Langford
Barbercheck
Lefferson

[1] Amount includes xxx in organizational dues and memberships, $xxx in taxable HSA contributions, and $xxx for executive long-term disability (including a tax gross-up).

[2] Amount includes total payments related to relocation of $xxx. These payments include a tax gross-up in the amount of $xxx.

[3] Amount includes total payments related to relocation of $xxx. These payments include a tax gross-up in the amount of $xxx..

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Executive Compensation

2014 Compensation Decisions for Named Executives

Annual Base Salary Decisions. Base salary for our NEOs reflects their role and value to the Company. Base salaries are reviewed annually and adjusted as appropriate to reflect each NEO’s performance, contribution and experience as well as relative position to the market and each other. Base salary levels are a foundational component of compensation since several elements of compensation are linked to this core element (e.g., cash and stock incentives). At lower executive levels, base salaries represent the largest portion of total compensation, but at senior executive levels such fixed compensation is progressively replaced by compensation that is “at risk” and that varies based on performance outcomes.

The Compensation Committee sets base salaries for NEOs by utilizing published survey data that is position specific at or near the median of the estimated base salaries. In addition, the committee, to the extent available, will supplement the survey data with proxy information on base salaries paid by the peer group to executive officers with comparable positions. The committee will also allow for recognition of each executive’s role, contribution, performance and experience. The Compensation Committee annually reviews base salaries and has increased them as necessary to address competitive increases or to reflect increases in a particular NEO’s responsibilities. In March 2014, consistent with Company-wide merit practices, base salary increases for the NEOs ranged from x% to x.xx%.

Target Compensation Structure Changes. Target compensation levels for our NEOs are set at the beginning of each fiscal year by the Compensation Committee taking into consideration such factors as the board-approved compensation philosophy, program objectives, relevant market data, individual performance and the scope and responsibility of each individual. In general, pay opportunities are targeted at market median levels, with actual compensation realized being higher or lower as determined by overall performance of the Company.

On March 3, 2014 the Compensation Committee established 2014 target compensation levels for its senior executives, including the NEOs. Short- and long-term incentive targets remained unchanged from 2013 levels except for Mr. Gavigan.

The Compensation Committee believes the 2014 target compensation decisions provided reasonable target pay opportunities in relation to pay offered for comparable positions by financial services companies included in our peer group.

2014 STIP Design and Payout

Overview. Short-term incentives serve as a key mechanism to vary pay levels according to Company-wide short-term performance, thereby linking executive financial rewards to value delivered to our shareholders. Such incentives are earned and paid annually but only after established threshold corporate performance levels are achieved. To underscore the importance of creating value for our shareholders, payouts under the Company’s STIP are based entirely on corporate, rather than individual, performance. This approach also suggests that the collective individual performance will result in improved business performance and favorably impact shareholder value.

Targets. As mentioned above, target annual short-term incentive opportunities are established by the Compensation Committee early in the year and are intended to approximate market median levels for similarly-positioned roles. Target award opportunities are expressed as a percentage of actual base salary paid for the performance year for all participants (minimum of 3%). Actual awards may range from 0% to a maximum of 200% of the target award opportunity based on financial, risk management and other considerations. The NEO target levels were as follows for the 2014 plan:

	2014 Target STIP % of Base	2014 Target Payout @ 100% Target[1]
Claude E. Davis
John M. Gavigan
Anthony M. Stollings
Kevin T. Langford
Richard S. Barbercheck
C. Douglas Lefferson

[1] 100% target payout amounts are based on salary as of 12/31/2014.

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Performance Categories and Measures. Performance measures and their relative weightings are selected and approved by the Compensation Committee based on their relevance as key, balanced measures that drive shareholder value creation and align with the Company’s internal, board-approved business plan. Performance is measured over a 12-month period for all participants (including the NEOs) in relation to company peer performance. For 2014, the Compensation Committee set the following parameters:

Financial and Operating Performance Measures (equally weighted):

• Return on Assets
• Earnings per Share Growth Rate
• Efficiency Ratio

Enterprise Risk Management (ERM) Performance. This category applies only to senior management (including NEOs) participants. Performance and results against ERM objectives are assessed to determine whether the payout factor as calculated for financial performance should be adjusted downward. A risk management performance modifier is available to the Compensation Committee as a discretionary tool to make a downward adjustment to the payout in the event of a material risk management failure or a material error that results in financial restatement. The committee did not identify any risk management failures or financial errors that would indicate a reduction in the payout level for the 2014 STIP was warranted.

Other Considerations. The Compensation Committee may use discretion to adjust the formulaically calculated payout for performance in non-financial areas that may or may not directly affect the Company’s achievement of specific financial metrics for a particular year, but are nevertheless important to the enhancement of shareholder value.

Peer Group. Financial results as described above are compared against peers in the KBW Regional Bank Index. This index is made up of approximately 49 regional banks (excluding the Company, which is a component company of the index) located throughout the country that are generally within an asset and market capitalization range comparable to the Company. This peer group is broader than the peer group established for compensation competitive assessment purposes as previously described.

Payout Calculation. Performance equal to or greater than the 25th percentile of the peer group in one or more measures and earnings per diluted common share greater than $0 must be achieved before any payout will be made under the STIP. The actual payout is interpolated with a maximum payout of 200% of the target award opportunity for performance at or above the top quartile (75th percentile) of the peer group. In total and for each participant, the STIP payout may not exceed 200% of the target award opportunity.

Due to acquisition announcements at the end of 2013, the committee decided in early 2014 that payouts under the 2014 STIP would exclude one-time merger and acquisition costs. The committee also determined in early 2014, that the methodology for calculating payouts under the 2014 STIP would mirror that of the 2013 STIP and exclude the multi-year impact of the FDIC indemnification asset valuation adjustment for all participants other than the CEO. See “2014 STIP Performance Results.”

Payout Method. Incentive payments under the STIP are paid in cash to eligible participants with the exception of payouts above 100% of target to senior executive officers (including NEOs) which are delivered in stock that is subject to a three-year holding period.

2014 STIP Performance Results

Payout for NEOs other than the CEO. As mentioned earlier, the Compensation Committee approved a payout under the STIP for 2014 of xxx of the target opportunity for all NEOs other than the CEO. Similar to the 2013 STIP, the payout for our NEOs other than our CEO excluded the multi-year impact of the xxx million pre-tax valuation adjustment of the Company’s FDIC indemnification asset, which resulted in a charge to 2013 earnings. This charge was the result of a non-cash valuation adjustment on the FDIC indemnification asset which was primarily the result of improvement in future expected cash flows on loans covered by a loss sharing arrangement with the FDIC, a meaningful decline in loss claims filed with the FDIC, higher reimbursements to the FDIC related to positive asset resolutions in recent periods and the significantly shorter remaining life of the indemnification asset in comparison to the weighted average life of the related loans covered by a loss sharing arrangement with the FDIC.

The Compensation Committee believed the negative impact of the charge, which was necessitated by circumstances outside of normal business operations, did not appropriately reflect actual operating results. Furthermore, the reduction in the valuation of the FDIC asset was in part the result of the Company’s prudent management of the covered loans. Therefore, the committee decided to exclude the impact from the STIP payout calculation for all associates other than the CEO for both 2014 (2013 STIP) and 2015 payouts (2014 STIP).

The Company’s final 2014 results for each equally weighted STIP component, excluding acquisition-related expenses and the FDIC indemnification asset adjustment, as compared to the KBW Regional Bank Index median results, are set forth below.

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2014 STIP (Non-CEO) Results Versus Peer Group[1]
	FFBC Results[2] (%)	Peer Median (%)	FFBC Percentile Rank versus Peers[3]	Measure Weight (%)	Payout Multiple (%)
Return on Assets
Earnings Per Share Growth Rate[4]
Efficiency Ratio
Grand Total

[1] Peer performance reflects data for the twelve months ending September 30, 2014 for all categories.

[2] Results exclude merger and acquisition-related costs as well as the multi-year impact of the $xxx million charge to earnings announced by the Company on January 22, 2014.

[3] The Company’s percentile rank is calculated assuming that 100th percentile is top performance in the category and is not based on the direction of individual metrics.

[4] Represents average of annual earnings per share growth rates for periods listed; peers reporting a loss in any period under comparison are considered to have earnings per share growth of zero.

Payout for the CEO. The payout for Mr. Davis followed the plan formula as originally designed without excluding the multi-year impact of the FDIC indemnification adjustment. As illustrated in the chart below, this resulted in a xxx payout for Mr. Davis under the 2013 STIP and a xxx payout under the 2014 STIP. If these payouts had been adjusted to exclude the change in valuation of the FDIC indemnification asset, as was the case for the other NEOs, Mr. Davis’ payouts for 2013 and 2014 would have been xxx and xxx respectively. In fact, the total payout for Mr. Davis over the two years impacted by the FDIC indemnification expense was less than that of all other employees and NEOs who received approximately xxx of target over the same two-year period.

The amount of Mr. Davis’ 2014 STIP payout in excess of 100% of target (or xxx) was not paid in cash, but was awarded in shares with a three-year holding requirement on February 20, 2015. (See “Grants of Plan-Based Awards”).

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The Company’s final 2014 results for each equally weighted STIP component, excluding acquisition-related expenses and not adjusted for the FDIC indemnification asset, as compared to the KBW Regional Bank Index median results are set forth below.

2014 STIP (CEO) Results Versus Peer Group[1]
	FFBC Results[2] (%)	Peer Median (%)	FFBC Percentile Rank versus Peers[3]	Measure Weight (%)	Payout Multiple (%)
Return on Assets
Earnings Per Share Growth Rate[4]
Efficiency Ratio
				Grand Total	%

[1] Peer performance reflects data for the twelve months ending September 30, 2014 for all categories.

2 FFBC results exclude merger and acquisition-related costs.

3 FFBC percentile rank is calculated assuming that 100th percentile is top performance in the category and is not based on the direction of individual metrics.

[4] Represents average of annual earnings per share growth rates for periods listed; peers reporting a loss in any period under comparison are considered to have earnings per share growth of zero.

Final Payout. The table below sets forth the STIP payouts to our NEOs for 2014.

Name	2014 Target STIP % of Base	2014 Target Payout @ 100% Target[1]	2014 STIP Performance Payout Percent	Actual Results Total Value of Payout[2]
Claude E. Davis[3]
John M. Gavigan
Anthony M. Stollings
Kevin T. Langford
Richard Barbercheck
C. Douglas Lefferson

[1] 100% target payout amounts are based on salary as of 12/31/2014.

[2] Actual payout is derived from applying the Performance Payout Percent to actual base wages earned in 2014.

[3] CEO payout percent of xxx reflects adherence to the plan formula as originally designed with no discretionary Adjustments for the FDIC indemnification asset adjustment as described above. Pursuant to the terms of the 2014 STIP, any payout in excess of 100% of target is awarded in vested Restricted Stock. Mr. Davis received a cash payment of $xxx and a vested Restricted Stock Award with a value of $xxx. If Mr. Davis’ payouts for 2013 and 2014 had been calculated with an adjustment for the FDIC indemnification asset expense, he would have received a payout for 2014 in the amount of $xxx.

2014 Long-Term Incentive Plan (LTIP) Design and Awards

The LTIP is designed for the Company’s top leaders who have a direct and measurable impact on the long-term performance of the Company. In addition to base pay and short-term incentive opportunities, the LTIP is a key component of the total compensation package to attract, motivate and retain top professionals in the organization and serves to align management and shareholder interests through stock incentives linked to the long-term success of the Company and increased shareholder value. In 2012, the shareholders approved the 2012 Stock Plan. This is the only plan available for new grants of stock-based long-term incentive compensation to eligible employees, including the NEOs.

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Senior managers and key sales executives of the Company are eligible to participate in the LTIP. Actual participation is determined annually and is at the discretion and approval of management, the CEO and the Compensation Committee.

LTIP Targets. In March 2014, the committee reviewed target compensation levels in the context of relative performance versus peers as well as survey and peer proxy data. The following chart summarizes NEO LTIP target amounts for 2014:

	Grant Date	Total Number of Shares Granted	Grant Date Fair Value[1]	Shares of Time- based Restricted Stock Granted[2]	Shares of Performance- based Restricted Stock Granted[2]
Claude E. Davis
John M. Gavigan
Anthony M. Stollings
Kevin T. Langford
Richard Barbercheck
C. Douglas Lefferson

[1] This is the amount reported in the Grants of Plan-Based Awards table, below (based on a stock price of xxx per share as of March 3, 2014).

[2] Mr. Davis’ LTIP award was divided 50% time-based restricted stock and xx performance-based restricted stock. Messrs. Stollings, Lefferson, and Langford LTIP awards were divided xx time-based restricted stock and xx performance-based restricted stock.

Restricted Stock Awards. In connection with its annual review of executive salaries, historically the Compensation Committee has granted stock awards in the beginning of each fiscal year. The stock awards in recent years, have primarily been in the form of restricted stock awards with a three-year vesting period to satisfy the retention goals for granting the awards and to align executive interests with shareholders. Dividends paid on restricted stock are held in escrow and not paid until the restrictions lapse and the stock is fully vested.

Performance-Based Restricted Stock Awards. Performance-based restricted stock vests after three years only upon the attainment of certain pre-determined performance measures (generally total shareholder return and return on assets). The award is structured such that at the end of the three-year performance period:

•	No portion of the award may vest if performance against peers in the KBW Regional Bank Index is below the 25th percentile.

•	Above median performance (60th percentile versus peers) must be achieved in order for 100% of the award to vest.

•	The award has limited upside potential. The maximum payout is capped at 120% of the initial award amount for performance at or above the 75th percentile.

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Mix of Awards. The following chart summarizes the mix of award types granted to the NEOs in 2014:

	Portion of LTIP Awarded as Performance Based Restricted Stock	Portion of LTIP Awarded as Time Based Restricted Stock
Claude E. Davis
John M. Gavigan
Anthony M. Stollings
Kevin T. Langford
Richard Barbercheck
C. Douglas Lefferson

For 2015, 25% of LTIP awards granted to Messrs. Stollings, Lefferson, Langford, Barbercheck, and Gavigan will be in the form of performance-based restricted stock, while 75% of long-term incentive awards for these individuals will be in the form of time-based restricted stock. Mr. Davis’ long-term incentive award will continue to be 50% in the form of time-based restricted stock and 50% in performance-based restricted stock as described above. See “Committee Actions for 2015” for a discussion of actions taken for 2015. Additional information about the long-term incentive grants can be found in the Summary Compensation Table and following tables and footnotes, as well as the narrative following these tables.

Pay for Performance Compared to KBW Regional Bank Index

STIP Plan Measures The STIP’s balanced, key financial measures are intended to drive shareholder value creation and align with the Company’s internal, board-approved business plan. They also serve as a key mechanism to vary pay according to our performance relative to peers. In addition, the STIP can serve as a practical gauge to illustrate the Company’s overall pay-for-performance linkage.

The charts below illustrate how the CEO’s compensation, over the past four years (as shown in the Summary Compensation Table) compares to the Company’s performance in each of the three 2014 STIP measures (Return on Assets, EPS Growth Rate and Efficiency Ratio) over the same period as well as to KBW Regional Bank Index median performance.

•	The Company’s return on assets was consistent with or better than the median performance of the peer group during 2011 through 2014, while CEO compensation declined in both 2012 and 2013 and then increased in 2014 to a level that was still below 2011 CEO compensation.

•	CEO pay in 2014 reflected an increase from 2013 that was consistent with (i) a significant increase in the Company’s earnings per share in 2014 and (ii) a 2014 total shareholder return that exceeded the median return of companies in the KBW Regional Bank Index peers.

•	During the period from 2011 thru 2014, the Company’s efficiency ratio has been generally consistent with or better than the median level of the companies in the KBW Regional Bank Index.

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Total Shareholder Return Performance.

The graph below compares the cumulative return to shareholders of the Company with that of companies that comprise the NASDAQ Composite Index and KBW Regional Bank Index (which are peers under the Company’s STIP) over a one, three, and seven year period. The Company’s long-term cumulative return over the last seven years has significantly outpaced the returns of the NASDAQ Composite Index as well as KBW peers who experienced dramatic declines in shareholder return during the financial crisis. From a three-year perspective, peer returns reflect recovery from the substantial declines experienced during the financial crisis. The Company did not experience such declines during the crisis, therefore, the Company’s return for this period did not achieve levels similar to that of peers. As returns have converged to more normalized levels post crisis, on a one-year basis, the Company’s cumulative return is comparable to that of the NASDAQ Composite Index and far exceeds that of KBW peers.

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Executive Benefits and Perquisites

Benefits. Executives can participate in group medical and life insurance programs, a 401(k) Plan with a performance-based contribution by the Company and a pension plan which are generally available to all of our employees on a non-discriminatory basis. The benefits serve to protect executives and their families against financial risks associated with illness, disability and death and provide financial security during retirement through a combination of personal savings and Company contributions, taking advantage of tax-deferral opportunities where permitted. Our NEOs are also participants in a life insurance program that insures them for two to three times their base salary.

Executive Benefits. NEOs are eligible for the Supplemental Executive Retirement Plan (“SERP”). The SERP is designed to make up for pension allocations limited by the IRS for highly compensated individuals, so that our NEOs receive the same percentage of compensation funded for retirement as all other employees. Effective January 1, 2014, the composition of the Company’s overall retirement benefit changed. As a result, the Supplemental Executive Retirement Plan benefit was reduced from 9% to 5% of eligible earnings. (See “Executive Supplemental Retirement Plan”).

Mr. Davis is a party to an Executive Supplemental Savings Agreement which was designed to supplement his 401(k) Plan benefits above the IRS statutory limits. Effective January 1, 2014, as a result of the Company’s recent retirement benefit changes, no additional credits will be provided to Mr. Davis under the Executive Supplemental Savings Agreement. (See “Executive Supplemental Savings Agreement”). Additionally Mr. Davis is the only NEO that in the past has utilized the deferred compensation plan (see “Nonqualified Deferred Compensation”).

Other Guidelines and Procedures Affecting Executive Compensation

Section 162(m). The Compensation Committee has reviewed the qualifying compensation regulations issued by the IRS under Section 162(m) of the Code, which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to its CEO or any of its other four highest paid officers, excluding the principal financial officer, to the extent that the remuneration paid to such employees exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Compensation pursuant to certain stock option plans and other performance-based compensation may be excluded from the Section 162(m). While in general the Compensation Committee attempts to design its compensatory arrangements to preserve the deductibility of executive compensation, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. The Company believes that shareholders’ interests are best served if the Compensation Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Neither First Financial nor any of its subsidiaries currently has a policy requiring that compensation paid to a covered officer be deductible under the Section 162(m). The Board, however, does consider the after-tax cost and value to First Financial and its subsidiaries of all compensation.

It is the Company’s position that stock options awarded under its stock option plans will not count toward the Section 162(m) limit. Restricted stock grants that are not performance based are not, however, treated as exempt from the calculation. Furthermore, amounts deferred by executives under the Deferred Compensation Plan will not count toward the Section 162(m) limit.

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In 2014, the Company paid an aggregate of approximately xxx in compensation to its NEOs in excess of the applicable individual deduction limits (all of which was paid to the CEO), thereby foregoing approximately xxx in aggregate tax deductions related to NEO compensation, calculated at a 35% corporate tax rate. Based on the Company’s 2014 income before taxes of approximately xx million, the amount of deduction lost represents approximately x.xx% of such income. While the Compensation Committee believes the tax-deductibility of executive compensation is important, it was outweighed for 2014 executive compensation purposes by the critical importance to the Company’s future success to provide competitive pay.

The STIP, approved by shareholders, and the amendment to Mr. Davis’ employment agreement (both completed in 2011) allowed qualifying awards under the STIP to be deductible starting in 2013. Also, it is anticipated that a portion of the performance-based long-term incentive awards made to the CEO and other NEOs as described in “2014 Long-Term Plan Design and Awards” will qualify as deductible under Section 162(m) thus reducing the amount of foregone deductions in the future.

Sections 280G. Effective January 1, 2011, we no longer provide for a 280G gross-up to our NEOs.

Stock-Based Compensation—Procedures Regarding Timing and Pricing of Grants. Our policy is to make grants of equity-based compensation only at current market prices. We have not granted options since 2008; however at that time we set the exercise price of stock options at the closing stock price on the date of grant, and did not grant “in-the-money” options or options with exercise prices below market value on the date of grant. Absent special circumstances, it is our policy to make the majority of equity grants at a regularly scheduled meeting of our Compensation Committee. However, we may make a small percentage of grants at other times throughout the year, mostly once per quarter, in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity.

We try to make equity-based grants at times when they will not be influenced by scheduled releases of information. Grants of equity-based awards primarily have grant dates corresponding to regularly scheduled meetings of the Compensation Committee in the early part of the fiscal year. For 2014, we chose the March meeting of the committee. This date allowed time for performance reviews following the determination of corporate financial performance for the previous year. We seek to make grants when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with equity-based grants. We believe we minimize the influence of our disclosures of non-public information on the long-term incentives by selecting meeting dates well in advance which fall several days or weeks after we report our financial results, and by setting the initial vesting periods at least one year from the date of grant. We follow the same procedures regarding the timing of grants to our NEOs as we do for all other participants.

Claw backs. For awards made prior to 2012, in the event: (a) the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws during the Performance Period; or (b) the committee determines that senior executive management has taken risks that jeopardize the safety and soundness of the Company, the members of senior executive management (including the NEOs) shall reimburse the Company for any award under the STIP.

For awards made in and after 2012, any bonus, commission, or other compensation, including but not limited to payments made under the STIP or stock grants may be subject to recovery, or “claw back” by the Company for a period of three years (or such longer period as may be required by law) if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or as otherwise required by law.

Share Ownership Requirements. In 2014, the Company increased the ownership requirement for the CEO from the lesser of three times base pay or 125,000 shares to the lesser of five times base pay or 250,000 shares. The CEO is currently in compliance with this requirement.

Effective for 2015, in addition to the share ownership requirements for the CEO mentioned above, the Compensation Committee increased the share ownership requirements for the other NEOs and other executives to the lesser of 2 times base salary or 75,000 shares. The timeframe for executives to comply with these guidelines is 2 years or within 5 years of being first appointed to a role with share ownership guidelines.

Share Retention Guidelines. With respect to awards after the 2012 shareholder meeting, NEOs are required to hold 50% of after-tax, vested restricted stock for twenty-four months or through retirement, whichever is earlier. Other than due to death, disability or retirement, any applicable holding period(s) remain in effect in the event of a NEO’s departure from the Company. All employees receiving options, including our NEOs, are required to hold the stock received upon the exercise of options for a period of one year after the exercise of such option.

Effective for 2015, the committee approved a change in the share retention guidelines for NEOs and other executives such that 100% of shares from exercises or vestings must be retained until share ownership guidelines are met. Previous NEO retention guidelines referenced above were waived in favor of the new requirements. The requirement to hold all shares received upon the exercise of an option for one year post exercise is still in effect and did not change.

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Hedging or Pledging. The Company considers it improper and inappropriate for insiders to engage in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that such individuals may not engage in hedging or pledging transactions, unless otherwise in compliance with the pre-clearance and approval requirements as set forth in the Company’s Insider Trading Policy.

Grants of Plan-Based Awards

The following table shows all individual grants of stock awards to the NEOs of the Company during the fiscal year ended December 31, 2014. Total value is computed utilizing the grant date market value for restricted stock awards and the grant date fair value in accordance with ASC Topic 718 on stock option awards. There were no stock options awarded in 2014.

					All Other Stock Award: No. of Shares of Stock or Units[2]	Grant Date fair Value of Stock and Options Awards
Estimated Future Payouts Under Non-Equity Incentive Plans[1]

Grant Date	Award Type	Thresh old	Target	Maxi-mum
Claude E. Davis

n/a	STIP
3/3/2014	Restricted Stock
3/3/2014	Performance Stock
2/20/2015	Restricted Stock
John M. Gavigan

n/a	STIP
3/3/2014	Restricted Stock
Anthony M. Stollings

n/a	STIP
3/3/2014	Restricted Stock
3/3/2014	Performance Stock
Kevin T. Langford

n/a	STIP
3/3/2014	Restricted Stock
3/3/2014	Performance Stock
Richard Barbercheck

n/a	STIP
3/3/2014	Restricted Stock
C. Douglas Lefferson

n/a	STIP
3/3/2014	Restricted Stock
3/3/2014	Performance Stock

[1] The amounts of the estimated future payouts under the non-equity incentive plans column represent the opportunities in the event the Company meets certain targets pursuant to the terms of the STIP. See “2014 Short-term Incentive Plan Design and Payout” in the CD&A. Cash payouts equal to xxx% of target under the 2014 STIP were made February 20, 2015, for all NEOs, except Mr. Davis who received a payout equal to xxx% of target. See “2014 Short-Term Incentive Plan Performance Results.

[2] Restricted shares vest annually over a three-year period beginning March 3, 2014. Closing price of the Company’s common shares on the date of grant was $xx (March 3, 2014). 50% of Mr. Davis’ 2014 long-term-incentive award (xxx shares) and 25% of Messrs. Stollings, Langford’s and Lefferson’s long-term-incentive awards (xxx shares, xxx shares, and xxx shares respectively) was comprised of performance-based restricted stock that vests after three years only upon the attainment of certain pre-determined performance measures (generally total shareholder return and return on assets.) Depending on the performance level achieved, the maximum award that may be earned for these performance-based restricted shares is xxx% of the initial shares awarded. See “Performance Based Restricted Stock Awards” for more details. Mr. Barbercheck’s role is not eligible for performance-based stock and Mr. Gavigan’s former role was not eligible for performance-based stock. Dividends paid on both types of stock shares are held in escrow until such shares vest. For Mr. Davis only, a grant of immediately vested Restricted Stock with a three year holding period was awarded pursuant to the STIP for the amount earned in excess of target. See Short-Term Performance-based Incentive Awards in the CD&A.

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Outstanding Equity Awards at Fiscal Year End

The following table represents stock options and restricted stock awards outstanding for each NEO as of December 31, 2014. All stock options and restricted awards have been adjusted for stock dividends and stock splits. The closing per share price of the Company’s stock on the last trading date of the fiscal year was xxx.

Option Awards				Restricted Stock Awards
Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested [1]	Market Value of Shares or Units of Stock That Have Not Vested

Claude E. Davis

John M. Gavigan

Anthony M. Stollings

Kevin T. Langford

Richard Barbercheck

C. Douglas Lefferson

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[1] Restricted shares vest according to the following schedule:
Vesting Date	Davis	Gavigan	Stollings	Langford	Barbercheck	Lefferson
February 27, 2015
March 3, 2015
March 6, 2015
March 30, 2015
March 3, 2016
March 6, 2016
March 6, 2016 (Performance)
March 3, 2017
March 3, 2017 (Performance)

Option Exercises and Stock Vested

The following table shows the stock options exercised by, and restricted stock that vested for, the NEOs in 2014 and the value realized upon exercise.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Claude E. Davis
John M. Gavigan
Anthony M. Stollings
Kevin T. Langford
Richard Barbercheck
C. Douglas Lefferson

Pension Benefits Table

The following table shows each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits. Values reflect the actuarial assumptions used for financial reporting purposes.

	Plan Name[1]	Number of Years of Credited Service[2]	Present Value of Accumulated Benefit[3]	Payments During Last Fiscal Year
Claude E. Davis	Pension Plan
SERP
John M. Gavigan	Pension Plan
SERP
Anthony M. Stollings	Pension Plan
SERP
Kevin T. Langford	Pension Plan
SERP
Richard Barbercheck	Pension Plan
SERP
C. Douglas Lefferson	Pension Plan
SERP

[1] Effective January 1, 2014, the annual Pension Benefits allocation for all employees, including NEOs and other executives, was reduced from 9% to 5% of eligible earnings.

[2] The number of years of service credited to the NEOs under the plan are computed as of December 31, 2014, the pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements which are included with the Company’s 2014 Annual Report and filed with the 2014 Form 10-K.

[3] The present value of accumulated benefits shown in this column is calculated as of December 31, 2014, the measurement date used for reporting purposes in the Company’s 2014 Annual Report. Assumptions used in determining these amounts include a xxx% discount rate, a xxx% lump sum interest rate, and the 2014 PPA Mortality Table, described in IRS Notice 2013-49 consistent with assumptions used for reporting purposes in the Company’s 2014 Annual Report filed with the Form 10-K of the present value of accumulated benefits under the SERP and Pension Plan, except without reduction for mortality risk before age 65. See Footnote 14 to the consolidated financial statements contained in the Company’s 2014 Annual Report filed with the 2014 Form 10-K for information regarding the assumptions made by the Company for reporting purposes in the Company’s 2014 Annual Report.

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Pension Plan

The First Financial Bancorp Associate Pension Plan and Trust (“Pension Plan”) is a tax-qualified pension plan covering eligible employees of the Company. Effective January 1, 2008 (July 1, 2007 for new participants), we made several changes to the Pension Plan to be better positioned competitively to attract and retain employees and to manage the escalating and varying costs of retiree benefits. These changes also resulted in revisions to benefits under our non-qualified retirement plans.

Benefits under the Pension Plan’s previous traditional pension benefit formula were frozen as of December 31, 2007 (except with respect to certain employees, as explained below), and as of January 1, 2008 participants accrue benefits under a new account balance formula. The changes reflect a shift towards account balance formulas and a shift away from traditional annuity-type formulas. The material terms and conditions of the Pension Plan as they pertain to the NEOs for 2014 are as follows:

Eligibility.

The Pension Plan covers employees of the Company who have attained age 21 and completed the earlier of 1,000 hours of service within a calendar year, the first anniversary of hire or any subsequent calendar year.

Benefit Formula.

The Pension Plan provides an accrual to a participant’s account for each year in which he works 1,000 hours. Prior to 2014, the accrual was equal to 5% of the participant’s compensation plus an additional 4% of the participant’s compensation in excess of 50% of the Social Security wage base. Effective January 1, 2014, the composition of the Company’s overall retirement benefit changed. As a result, the additional accrual of 4% of the participant’s compensation in excess of 50% of the Social Security wage base was discontinued. All eligible associates now receive a pension benefit annual accrual of 5% of compensation.

For this purpose, compensation means the participant’s total cash remuneration from the Company prior to contributions to a cafeteria plan or a 401(k) plan, including bonuses, overtime pay and other special cash remuneration. However, compensation cannot exceed the compensation limit of Code Section 401(a) (17).

Interest.

For allocations prior to 2014, participant accounts are credited with interest for each year at the rate on five-year Treasury securities as of November of the preceding plan year. For allocations after January 1, 2014, participant accounts are credited with a rate of return equal to the S&P 500 Index and Barclays U.S. Aggregate Bond Index weighted 40% and 60% respectively.

Vesting.

A participant becomes immediately vested in this retirement benefit upon hire.

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Distribution.

A participant’s account may be distributed at the participant’s election at any time after the participant separates from service. However, it must be distributed no later than 60 days after the later of the date the participant attains age 65 and the date of the participant’s separation from service. The participant may elect to receive his account in a lump sum or as an annuity with an actuarial value equivalent to the value of his account.

Each of our NEOs is eligible to participate in the Pension Plan with respect to the account balance formula and are fully vested in their Pension Plan retirement benefit.

Traditional Pension Benefit Formula.

Benefits accruing prior to January 1, 2008 will generally be calculated based on benefit service and average monthly compensation as of December 31, 2007.

Executive Supplemental Retirement Plan

The Company maintains a supplemental executive retirement plan (collectively referred to as the “SERP”) to supplement the retirement benefits provided under the Pension Plan for certain senior executive officers of the Company in order to make up for legal limits applicable to the benefits provided under the Pension Plan. The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. The material terms and conditions of the SERP as they pertain to the NEOs for 2014 are as follows:

Eligibility.

The SERP benefit is generally provided to those highly compensated employees of the Company whose compensation exceeds the IRS limits imposed on the Pension Plan and who have been designated as eligible to participate in the plan by the Company. Each of our NEOs is eligible to participate in the SERP, however Mr. Gavigan was not a participant as of December 31, 2014.

Benefit Formula.

The SERP provides a benefit in excess of the IRS compensation and benefit limits imposed by Sections 401(a) (17) and 415 of the Code, respectively, with respect to the service benefit component of the Pension Plan and the account benefit component of the Pension Plan. The benefit under the SERP is calculated as the difference between (x) the lump sum or periodic benefit the executive would have received under the Pension Plan, but for the applicable IRS compensation limits under Section 415 and 401(a) (17) of the Code, and (y) the lump-sum or periodic benefit the executive is entitled to under the Pension Plan. Compensation and years of service under the SERP generally have the same meanings provided under the Pension Plan.

Vesting.

Participants are vested in their SERP benefit to the same extent they are vested in their retirement benefit provided under the Pension Plan. However, the Company generally reserves the right to forfeit and/or reduce a participant’s benefit under the SERP.

Time and Form of Payment.

Payment of benefits under the SERP generally commence upon the participant’s qualifying termination of employment. The benefit generally may be payable in an annuity or lump sum, as agreed to by the executive and the Company.

Pursuant to the Defined Benefit Plan changes effective January 1, 2014 described above, SERP benefits for all NEOs and other executives was reduced from 9% to 5% of eligible earnings.

Nonqualified Deferred Compensation

The Company maintains two nonqualified deferred compensation plans for the Chief Executive Officer: the First Financial Bancorp Deferred Compensation Plan (“DCP”) and the Supplemental Savings Agreement (“SSA”). The DCP was frozen in 2010 to any future employee or Company contributions. Effective January 1, 2014, the annual Company contribution pursuant to the terms of the SSA was discontinued. No other named executive is eligible to participate in these plans. The table below shows earnings and distributions for the DCP and SSA.

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	Plan Name	Executive Contributions in Last Fiscal Year[1]	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year[2]	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End[3]
Claude E. Davis	DCP
SSA[4]

[1] The DCP was frozen to future contributions in 2010.

[2] The investment earnings for 2014 reported in this column is included in the Summary Compensation table.

[3] The aggregate balance for the DCP as of December 31, 2014 includes prior deferrals of base salary and bonus that were previously earned and reported as compensation on the Summary Compensation Table for prior years. These amounts have since been adjusted, pursuant to the terms of the plan, for investment performance (e.g., earnings and losses), deferral credits and distributions (as applicable).

[4] Effective January 1, 2014, no additional employer contributions will be provided under the Supplemental Savings Agreement.

Deferred Compensation Plan

The deferred compensation plan (“DCP”) is an unfunded, unsecured deferred compensation plan maintained for the CEO only that was frozen to future employee and employer contributions in 2010. The material terms and conditions of the DCP as they pertain to the CEO for 2014 are as follows:

Investments.

The account is credited with earnings and losses based on investments selected by the CEO from the investments available under the DCP, as determined by the Company. Investment elections can be changed monthly. No securities of the Company are available for investment under the DCP.

Distributions.

Distribution of the DCP account will be paid or commence as of the first day of the third month following the participant’s termination of employment, except as otherwise required by Code Section 409A. At the time a participant becomes eligible under the DCP and before any deferrals are made under the plan, a participant may elect to receive distribution of his DCP account in a lump sum or in monthly, quarterly or annual installments over up to ten years. If a participant dies while receiving installment payments, the remainder of his DCP account will be distributed to his beneficiary in a lump sum 60 days following the participant’s death. Otherwise, the DCP account of a participant that has died will be distributed on the first day of the ninth month following the participant’s death.

Executive Supplemental Savings Agreement

The Company has entered into an Executive Supplemental Savings Agreement (“SSA”) with Mr. Davis to supplement the benefits provided under the First Financial Bancorp 401(k) Savings Plan (the “Savings Plan”). The SSA is an unfunded, unsecured deferred compensation plan. The SSA was amended and restated effective December 31, 2013 to state that no additional Company contributions will be provided under the SSA after December 31, 2013. The material terms and conditions of the SSA as they pertain to Mr. Davis are as follows:

Employer Contributions.

For each calendar year, ending with the 2013 calendar year, the Company made a contribution to Mr. Davis’ account in the SSA equal to 4% of the difference between (i) Mr. Davis’s total pay for the year and (ii) the compensation limit of Code Section 401(a) (17).

Earnings.

Mr. Davis’s account under the SSA accrues earnings as if it were invested in investments available under the 401(k) Savings Plan as selected by the Company.

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Vesting.

Mr. Davis’s account under the SSA is 100% vested at all times, except that it will be forfeited if he is terminated for cause (as is defined by the SSA).

Distribution.

Mr. Davis’s account under the SSA will be distributed in a lump sum six months following his separation from service. In the event of his death before distribution, his account will be distributed to his beneficiary.

Split-Dollar and Group Term Life Insurance

The Split-Dollar Agreement is an endorsement method split-dollar arrangement, which applies to a life insurance policy owned by the Company which, upon a NEO’s death, first pays the Company the premiums which the Company paid for the policy, and then pays the NEO’s beneficiary a death benefit equal to three times the executive’s base salary in effect at his or her death. If the NEO terminated employment before death and, when employment terminated, he or she was eligible to receive an immediate retirement benefit under the Pension Plan (including an early retirement benefit) and had been employed for at least five years, the Company keeps the policy in force until the executive’s death and the death benefit is equal to three times the executive’s base salary at the time of his or her termination of employment. In either case, any amounts payable under the policy after the payment to the NEO’s beneficiary are paid to the Company. This policy is in effect for all NEO’s except for Mr. Gavigan who is eligible for the Company-paid group term-life insurance benefit that is available to all full-time associates in the amount of two times his annual base salary up to $600,000.

Other Potential Post-Employment Payments

Employment and Severance Agreements.

As of December 31, 2014, the Company was a party to either an employment or a severance agreement with each NEO except for Mr. Gavigan. The Company was a party to employment agreements with Messrs. Davis, Stollings, Lefferson and Barbercheck (“NEO employment agreements”) and a severance agreement with Mr. Langford. Effective March 13, 2015, the Company entered into a severance agreement with Mr. Gavigan which is filed as an Exhibit to the Form 8-K filed by the Company on March 16, 2015 (Mr. Gavigan’s and Mr. Langford’s agreements being “NEO severance agreements”, and collectively with the NEO employment agreements, the “NEO agreements”).

For all NEO agreements, the term is automatically extended for consecutive additional one-year periods unless either party gives at least 90 days written notice prior to a scheduled expiration date that the term will not renew. None of the parties gave notice of non-renewal and therefore the NEO agreements are effective until April 30, 2016. (See Other Potential Post-Employment Payments).

Pursuant to the NEO employment agreements, each of the executives will continue to serve in the position that the executive held prior to entering into the agreement. The agreements provide that each executive will be entitled to receive an annual base salary at the rate applicable prior to entering into the agreement. In addition, each executive will be eligible to be awarded an annual short-term bonus and an annual long-term incentive award, as determined by the Compensation Committee, with target short- and long-term award opportunities equal to a percentage of the executive’s base salary. Furthermore, while employed, each executive is eligible to participate in the employee benefits plans that are offered generally to the Company’s other executive officers, subject to the terms and conditions of the applicable plan.

The NEO agreements provide certain benefits to the executives if the Company terminates the executive’s employment without “cause” or the executive resigns his employment with “good reason” (as such terms are defined in the agreements). Upon such a termination of employment, the executive would receive the following payments and benefits: (1) earned and unpaid base salary and vacation pay through the date of termination; (2) continued payment of base salary for 24 months for the NEO employment agreements and 12 months for the NEO severance agreements; (3) an amount equal to two times the executive’s target bonus amount subject to certain adjustments to satisfy the requirements under Internal Revenue Code Section 162(m) for Messrs. Davis, Stollings, Gavigan, and Langford; (4) outplacement assistance at the Company’s expense (at a cost of up to 5% of the executive’s base salary); (5) up to twelve months of COBRA premium payment contributions from the Company; and (6) other benefits to which the executive is entitled under the terms of the Company’s benefit plans (other than severance benefits). The severance payments and benefits are subject to the executive’s execution and non-revocation of a release of claims against the Company and its affiliates and continued compliance with the restrictive covenants described below.

“Good Reason” in the NEO employment agreements for Messrs. Davis, Stollings, and Lefferson is defined as the occurrence, without the NEO’s consent, of: (a) a significant reduction in the NEO’s base salary, except for any decrease that is generally applicable to other similarly situated senior executives of the Company; (b) the failure of the Company to pay or provide to the NEO when due any material amount of compensation or material benefit that is required to be paid or provided under the agreement, after written notice of such purported failure is provided to the Company by the NEO and the Company is given a reasonable opportunity to cure such failure; (c) a significant reduction in the NEO’s authority or responsibilities as set in the agreement; or (d) the failure of the Company to obtain the written agreement of any successor to the Company or the business of the Company to assume the agreement (solely to the extent such assumption does not occur by operation of law).

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“Good Reason” in the NEO severance agreements for Messrs. Gavigan and Langford is defined as the occurrence, without the NEO’s consent, of: (a) the failure of the Company to pay or provide to the NEO when due any material amount of compensation or material benefit that is required to be paid or provided under this agreement, after written notice of such purported failure is provided to the Company by the NEO and the Company is given a reasonable opportunity to cure such failure; (b) a significant reduction in the NEO’s authority or responsibilities as set in the agreement; or (c) the failure of the Company to obtain the written agreement of any successor to the Company or the business of the Company to assume the agreement (solely to the extent such assumption does not occur by operation of law).

“Good Reason” in the NEO employment agreement for Mr. Barbercheck is defined as the occurrence, without the NEO’s consent, of: (a) a significant reduction in the NEO’s base salary, except for any decrease that is generally applicable to other similarly situated senior executives of the Company; or (b) a significant reduction in the NEO’s authority or responsibilities as set in the agreement. If during the term of this NEO employment agreement, the NEO’s employment is terminated by reason of his death or long-term disability, by the Company for cause (as defined in the agreement) or voluntarily by the NEO for any reason other than for good reason, the Company’s obligations to the NEO is limited to the following: (1) the payment of the accrued obligations; and (2) the timely payment or provision of the other benefits. The accrued obligations shall be paid to the NEO or his estate or beneficiary in the event of his/her death, as applicable, in a lump sum in cash within thirty (30) days of the date of termination.

The agreements provide that, in the event that any of the payments or benefits provided under the agreements or otherwise would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments or benefits under the agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made.

Under the NEO agreements, each executive is restricted from revealing confidential information of the Company and disparaging the Company. In addition, for six months (one year for Messrs. Davis and Barbercheck) following termination of employment (other than upon termination for cause for the executives other than Mr. Davis), the executive may not compete with the Company and, for two years (one year for Mr. Barbercheck) following termination of employment, the executive may not solicit the Company’s clients or solicit or hire the Company’s employees.

The agreements for Messrs. Davis, Stollings, Gavigan and Langford are designed to preserve the Company’s ability to deduct compensation payable under the STIP to satisfy the requirements of performance-based compensation under Internal Revenue Code Section 162(m).

The STIP bonus payable to Messrs. Davis, Stollings, Gavigan and Langford upon a qualifying termination will be calculated as two times the average of the STIP bonuses earned during the three years prior to the qualifying termination (not to exceed two and one-half times the STIP bonus target in effect for the year of termination).

Change in Control

All NEO agreements provide added benefits to the NEOs in event of a change in control and/or termination other than for cause. Accordingly, the agreements provide certain benefits designed to keep executives neutral to job loss when faced with the need to support value maximizing corporate transactions that could result in their personal job loss, help the Company retain key executives during major corporate transactions and provide competitive and fair severance arrangements to executives to allow smooth transition to new employment should their jobs be eliminated within two years of a change in control (one year for Mr. Langford).

Upon a change in control of the Company, the term of the NEO employment agreements will be for two years from the completion of the change-in-control transaction except for the agreements for Messrs. Gavigan and Langford, which have a term of one year, and the agreement for Mr. Barbercheck which does not address any term following a change in control of the Company. As a result, Messrs. Davis, Lefferson, and Stollings will receive severance in the event they are terminated without cause (or terminated for good reason) in the first two years following a change-in-control transaction. Messrs. Gavigan and Langford will receive severance in the event of termination without cause (or for good reason) in the first year following a change-in-control transaction. Mr. Barbercheck’s agreement does not provide for the payment of severance in the event of a change in control.

If, during the 12 months following a change in control, Mr. Barbercheck’s employment is terminated for “Good Reason,” he may receive in one lump sum the amount equal to the present value of the death benefit under the Split Dollar Agreement as if he were then eligible (whether or not this is the case) to receive a retirement benefit under the early, normal, late or disability retirement provisions of the Company’s Pension Plan.

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Potential Change-in-Control Payments (with Adverse Employment Action)

The table below summarizes the potential change-in-control benefits that would become payable to each of the NEOs as of December 31, 2014 as provided under the NEO agreements and pursuant to the NEO’s equity award agreements (“Equity Agreements”).

For these benefits, we assumed a change in control of First Financial on December 31, 2014. To the extent relevant, the amounts assume a First Financial stock price of xxx, the closing price for our stock on December 31, 2014 (last business day).

For purposes of the above mentioned agreements, a “change in control” generally means (as determined by the Board of the Company): (a) a change in the ownership of the Company by way of a merger or consolidation with another corporation and as a result of such merger or consolidation less than 65% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; (b) the sale by the Company of 50% or more of its assets to another corporation which is not a wholly owned subsidiary; (c) “beneficial ownership” (within the meaning of the Securities Exchange Act of 1934) of twenty percent or more of the total voting capital stock of the Company then issued and outstanding has been acquired by any person or “group” (within the meaning of the Securities Exchange Act); or (d) individuals who were members of the Board immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors do not constitute a majority of the Board immediately following such election, unless the election of such new directors was recommended to the shareholders by the Board. For purposes of determining a “change in control” under the agreements and for purposes of determining accelerated vesting of equity awards in connection with a change in control under the Equity Agreements, a change in “beneficial ownership” as described above would not occur if such change occurred in connection with an acquisition by the Pension Plan or certain acquisitions by Company. In addition, a change in the Board of the Company is measured over a two-year period under the NEO agreements (except for the agreement for Mr. Barbercheck which does not specifically address the measurement period) and under the Equity Agreements.

In accordance with SEC regulations, we do not report any amount to be provided to a NEO under any arrangement which does not discriminate in scope, terms or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not include amounts disclosed above under the Pension Benefits Table, the Nonqualified Deferred Compensation Table or the Outstanding Equity Awards at Fiscal Year End table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.

If we calculated these amounts using a different date, the change in the amounts could be significant. For example, other equity awards have vested and/or were granted since December 31, 2014 and our stock value has fluctuated. Therefore, if we had calculated the amounts payable based on an April 2015 change in control and termination, the total payment amount would differ. In addition, several of the items shown (particularly under “Cash Severance” and “Excise Tax Gross-Up”) depend on compensation received over a period of time.

As noted above, the benefits shown under “Acceleration of Unvested Equity” are received upon the change in control itself and do not require termination of employment, while the other benefits require a qualifying termination of employment. In addition, it is possible that an Excise Tax payment may be required if a change in control occurred even without a qualifying employment termination with respect to those benefits that become payable or vested solely upon the occurrence of a change in control.

The “Restricted Stock” amounts reflect the market value of restricted stock held by the NEO on December 31, 2014 for outstanding, unvested awards granted prior to 2014. Awards made in 2014 do not immediately vest upon a change in control. In order for these awards to vest, a second qualifying trigger (i.e., loss of employment) must occur in conjunction with the change in control. Amounts shown under “Unexercisable Options” include the excess of the market price over the exercise price for all of the NEO’s unvested options. We computed the other amounts in accordance with the terms of the change in control employment or severance agreements.

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	Mr. Davis	Mr. Gavigan	Mr. Stollings	Mr. Langford	Mr. Barbercheck	Mr. Lefferson
Change-in-Control (“CIC”) Severance Benefits
Base Salary[1]
Bonus for Year of Separation[2]
General Health and Welfare Benefits / Outplacement[3]
CIC Severance Benefits
Acceleration of Unvested Equity[4]
Restricted Stock
Accrued Dividends on Restricted Stock
Unvested Options
Total Unvested Equity
Total Compensation Under Agreements
Cutback to avoid 280G Excise tax (if applicable)
Total Benefits[5]

[1] The multiplier for all NEOs is 2 times base salary, except Mr. Gavigan who did not have an agreement on December 31, 2014.

[2] For Mr. Davis, equal to the lesser of (x) two and one-half times the Target Bonus Amount or (y) two times the three-year average of the actual annual bonus awards paid (or payable) to the employee by the Company for the three (3) completed calendar years that immediately precede the employee’s termination of employment, payable in equal bi-weekly installments over the Severance Period, commencing with the first payroll period following the sixtieth (60th) day after employee’s date of termination of employment. Messrs. Stollings, Barbercheck, Langford, and Lefferson have a multiplier of 2 times bonus.

[3] For Mr. Barbercheck includes lump sum present value of Split Dollar benefit of xxx payable upon termination within 12 months of a change in control.

[4] Per the 1999, 2009 and 2012 Stock Incentive Plan, all unvested stock options and restricted shares shall become fully exercisable as of the date of a Change in Control. Awards made in 2014 do not immediately vest upon a change in control. In order for these awards to vest, a second qualifying trigger (i.e., loss of employment) must occur in conjunction with the change in control. The value shown in the table above includes the value of all outstanding equity awards and accrued dividends for awards that were granted prior to 2014 only.

[5] These are the amounts assigned to these benefits for purposes of IRC Section 280G calculations. They do not necessarily reflect the actual cash payments to be paid to the applicable employees upon the event of a change in control.

Payments for Termination Without Regard to a Change in Control

The table below summarizes the potential benefits payable to each of the NEO’s under their employment agreements or severance and change in control agreements, as applicable, upon an involuntary termination of the NEO’s employment by the Company without cause or upon the NEO’s resignation for “good reason” without regard to the occurrence of a change in control of the Company.

As described above, a NEO is entitled to certain payments in the event that there is a significant reduction in his base salary or his responsibilities as set out in their respective employment agreements. This is known as termination for “good reason.”

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	Mr. Davis	Mr. Gavigan	Mr. Stollings	Mr. Langford	Mr. Barbercheck	Mr. Lefferson
Termination for Good Reason Severance Benefits
Base Salary[1]
Bonus for Year of Separation[2]
General Health and Welfare Benefits / Outplacement
Total Benefits

[1] The multiplier for all NEOs is 2 times base salary, except Mr. Gavigan who did not have an agreement as of December 31, 2014.

[2] For Messrs. Davis, Stollings, and Langford equal to the lesser of (x) two and one-half times the Target Bonus Amount or (y) two times the three-year average of the actual annual bonus awards paid (or payable) to the employee by the Company for the three (3) completed calendar years that immediately precede the employee’s termination of employment, payable in equal bi-weekly installments over the Severance Period, commencing with the first payroll period following the sixtieth (60th) day after employee’s date of termination of employment. Messrs. Barbercheck and Lefferson have a multiplier of 2 times bonus.

Payments for Voluntary Termination by NEO, Termination for Cause

In the event of a NEO’s voluntary termination of the agreement (other than as specifically set forth in the agreement) or termination for cause, the NEO is not entitled to any special benefits under their respective employment agreements or any stock awards. All such benefits are void.

Payments upon Death or Disability

There are no additional benefits or payments due to disability of a NEO, other than under the existing disability policies of the Company that apply to all employees.

Upon the death of a NEO (other than Mr. Gavigan), the NEO’s estate would be entitled to three (3) times the NEO’s base salary at the time of death pursuant to the split-dollar life insurance policies previously discussed. Mr. Gavigan is eligible for the Company-paid group life benefit that is available to all full time associates. See “Split-Dollar and Group Term Life Insurance.”

Awards granted after January 1, 2014, immediately vest in the event of death or disability.

Retirement Benefits

In the event of retirement by the NEOs, they would be entitled to certain retirement benefits that can be paid over time or taken in a lump sum. Below is a presentation regarding lump sum benefits for early retirement under the Pension Plan:

	Total Present Value of Accumulated Benefit using ASC Topic 715 Assumptions[1]	Total Present Value of Vested Accumulated Benefit using Actual Lump Sum Basis[2]	Incremental Value due to the Difference between ASC Topic 715 Assumptions and Actual Lump Sum Basis[3]	Incremental Value due to Early Retirement Subsidies
Claude E. Davis
John M. Gavigan
Anthony M. Stollings
Kevin T. Langford
Richard Barbercheck
C. Douglas Lefferson

[1] See “Pension Benefits Table.”

[2] Calculated assuming NEO terminates employment on December 31, 2014 and receives an immediate lump sum distribution using the rate in effect for December 2014 payments.

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[3] For information purposes only. Allocates the increase in retirement value over the values shown in the Pension Benefit Table to its two primary sources: (i) Difference between U.S GAAP assumptions and actual lump sum interest rate basis; and (ii) Value of early retirement subsidies that are included in the actual lump sum payment if the NEO terminates employment.

Other than as set forth above, NEOs are not entitled to any additional benefits. For example, there currently is no acceleration of restricted stock or options upon retirement.

Compensation Committee Interlocks and Insider Participation

During 2014, no member of the Compensation Committee was an employee, officer or former officer of the Company. None of our executive officers served in 2014 on the Board or Compensation Committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the Compensation Committee. All Compensation Committee members had banking or financial services transactions in the ordinary course of business with our bank subsidiary. No other relationships required to be reported under the rules promulgated by the SEC exist with respect to members of the Company’s Compensation Committee.

2016 Annual Meeting Information

Shareholder Proposals for the 2016 Annual Meeting

If an eligible shareholder wishes to present a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2016 Annual Meeting of Shareholders, the proposal must be received by our Corporate Secretary no later than December 10, 2015 (120 calendar days prior to the anniversary of this year’s proxy statement mailing date). Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. Upon receipt of such a proposal, we will determine whether or not to include the proposal in the proxy statement and proxy in accordance with applicable regulations.

If an eligible shareholder wishes nominate a director at our 2016 Annual Meeting of Shareholders, written notice thereof must be received by our Corporate Secretary, no later than February 25, 2016 (90 calendar days prior to the anniversary of this year’s annual meeting).

All shareholder proposals should be sent to First Financial Bancorp, Attention: Shannon M. Kuhl, Chief Legal Officer and Secretary, 255 E. Fifth Street, Suite 2900, Cincinnati, Ohio 45202.

April 13, 2015	BY ORDER OF THE BOARD OF DRECTORS

Shannon M. Kuhl
Corporate Secretary

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EXHIBIT A

PROPOSED AMENDMENT TO

ARTICLE VIII OF THE COMPANY’S AMENDED AND RESTATED REGULATIONS*

AMENDMENT, ALTERATION OR REPEAL

          SECTION 8.1.     INSPECTION. A copy of the Amended and Restated Regulations, with all amendments thereto, shall at all times be kept in a convenient place at the office of the Corporation, and shall be open for inspection during all business hours.

          SECTION 8.2.     AMENDMENTS. The Amended and Restated Regulations may be amended, altered, repealed, or replaced (a) by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Corporation voting as a single class at a meeting of shareholders called for such purpose, unless such amendment, alteration, repeal or replacement is recommended by the affirmative vote of two-thirds of the whole authorized number of directors, in which case these Amended and Restated Regulations may be amended, altered, repealed or replaced by the affirmative vote of the holders of a majority of the outstanding voting power of the Corporation voting as a single class at a meeting of shareholders called for such purpose or (b) by the affirmative vote of two-thirds of the whole authorized number of directors to the extent permitted by Ohio law.

* Note that the portion of the text that is underlined is proposed to be added to Article VIII.

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PROXY CARD

ANNUAL MEETING OF SHAREHOLDERS
May 26, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

John M. Gavigan and Billie L. Meents, or either of them, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of First Financial Bancorp. (the “Company”) to be held at the Company’s headquarters, First Financial Center, 255 E. Fifth Street, 9th Floor, Room 950, Cincinnati, Ohio 45202 on Tuesday, May 26, 2015 at 10:00 a.m., local time, or at any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying proxy statement is hereby acknowledged.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote “FOR” the election of directors; and “FOR” Proposals Two, Three, Four and Five.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

TO VOTE: MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☐

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees	01	J. Wickliffe Ach	06	Corinne R. Finnerty	10	William J. Kramer
	02	David S. Barker	07	Peter E. Geier	11	Jeffrey D. Meyer
	03	Cynthia O. Booth	08	Murph Knapke	12	Richard E. Olszewski
	04	Mark A. Collar	09	Susan L. Knust	13	Maribeth S. Rahe
	05	Claude E. Davis

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
2.	To approve the amendment to the Company’s Amended and Restated Regulations.	☐	☐	☐

3.	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐

4.	Advisory (non-binding) vote on the compensation of the Company’s executive officers.	☐	☐	☐

5.	Adjournment of Annual Meeting.	☐	☐	☐

NOTE: The proxies are authorized to consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

VOTE BY INTERNET:
Before the meeting, go to www.proxyvote.com and use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Annual Reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE: 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & proxy statement are available at www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Date		Date

Signature (PLEASE SIGN WITHIN BOX)		Signature (Joint Owners)